                                                                    EXHIBIT 10.1

                          STOCK CONTRIBUTION AGREEMENT

                            dated as of July 17, 2000

                                      among

                             AVAX TECHNOLOGIES, INC.

                                       and

                          PROFESSOR DAVID R. KLATZMANN

                                       and

                          PROFESSOR JEAN-LOUP SALZMANN

                                       and

                                    GPH, S.A.

                                       and

                                GENOPOIETIC, S.A.

                          relating to the contribution

                                       of

              7,792 Shares of the Common Stock of Genopoietic, S.A.

                                       and

                   93 Shares of the Common Stock of GPH, S.A.

                       in exchange for cash and shares of

                     Common Stock of AVAX Technologies, Inc.

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
ARTICLE I - CONTRIBUTION OF SHARES................................................................................11

   SECTION 1.1    CONTRIBUTION OF SHARES..........................................................................11
   SECTION 1.2    CONTRIBUTION CONSIDERATION......................................................................11

ARTICLE II - THE CLOSING..........................................................................................12

ARTICLE III - RELATED TRANSACTIONS................................................................................12

   SECTION 3.1    RECEIPT OF OTHER HOLDINGS SHAREHOLDERS'SHARES...................................................12
   SECTION 3.2    RECEIPT OF OTHER SUBSIDIARY SHAREHOLDERS'SHARES.................................................13
   SECTION 3.3    RECEIPT OF AVENTIS SHARES BY RECIPIENT..........................................................13
   SECTION 3.4    RELEASE OF AVENTIS'RIGHTS.......................................................................13
   SECTION 3.5    RESOLUTION OF INTELLECTUAL PROPERTY ISSUE.......................................................13
   SECTION 3.6    CONTRIBUTORS'CONSULTING AND ASSIGNMENT AGREEMENTS...............................................13
   SECTION 3.7    RESIGNATION OF PROF. KLATZMANN FROM THE BOARD OF PROGENICS......................................13
   SECTION 3.8    RESIGNATION OF ALL MEMBERS OF THE BOARDS OF DIRECTORS OF HOLDINGS AND SUBSIDIARY................13
   SECTION 3.9    FINANCIAL SUPPORT PROVIDED TO SUBSIDIARY........................................................14
   SECTION 3.10   PROGENICS TERMINATION...........................................................................14

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR GROUP..............................................14

   SECTION 4.1    ORGANIZATION....................................................................................14
   SECTION 4.2    AUTHORIZATION...................................................................................15
   SECTION 4.3    VALID AND BINDING AGREEMENT.....................................................................16
   SECTION 4.4    ORGANIZATIONAL DOCUMENTS........................................................................16
   SECTION 4.5    QUALIFICATION...................................................................................17
   SECTION 4.6    CAPITALIZATION..................................................................................17
   SECTION 4.7    SHARE OWNERSHIP.................................................................................18
   SECTION 4.8    SUBSIDIARIES, AFFILIATED ENTITIES AND OTHER RELATIONSHIPS.......................................19
   SECTION 4.9    CONSENTS; NO VIOLATION..........................................................................19
   SECTION 4.10   FINANCIAL STATEMENTS............................................................................20
   SECTION 4.11   NO UNDISCLOSED LIABILITIES......................................................................20
   SECTION 4.12   ABSENCE OF CERTAIN CHANGES......................................................................20
   SECTION 4.13   CERTAIN TAX MATTERS AND SOCIAL SECURITY MATTERS.................................................21
   SECTION 4.14   TITLE TO PROPERTIES; ENCUMBRANCES...............................................................23
   SECTION 4.15   FIXED AND OTHER TANGIBLE ASSETS.................................................................23
   SECTION 4.16   LEASES..........................................................................................24
   SECTION 4.17   HOLDINGS COMPUTER PROGRAMS, DATABASES AND SOFTWARE..............................................24
   SECTION 4.18   SUBSIDIARY COMPUTER PROGRAMS, DATABASES AND SOFTWARE............................................24
   SECTION 4.19   INTELLECTUAL PROPERTY...........................................................................25
   SECTION 4.20   LITIGATION......................................................................................31
   SECTION 4.21   INSURANCE.......................................................................................31
   SECTION 4.22   CONTRACTS.......................................................................................32
   SECTION 4.23   PERSONNEL AND LABOR MATTERS.....................................................................33
   SECTION 4.24   ENVIRONMENTAL MATTERS...........................................................................34
   SECTION 4.25   REGULATORY MATTERS..............................................................................35
   SECTION 4.26   INTERESTED TRANSACTIONS.........................................................................35
   SECTION 4.27   ASSETS AND RIGHTS NECESSARY TO HOLDINGS'BUSINESS................................................35
   SECTION 4.28   ASSETS AND RIGHTS NECESSARY TO SUBSIDIARY'S BUSINESS............................................36
   SECTION 4.29   BROKERS OR FINDERS..............................................................................36
   SECTION 4.30   COMPLIANCE WITH LAWS AND COURT ORDERS...........................................................36
   SECTION 4.31   ABSENCE OF COMPETING INTERESTS..................................................................36
   SECTION 4.32   ABSENCE OF ANY INTERESTS OF AVENTIS.............................................................37
   SECTION 4.33   PROFESSOR STATUS................................................................................37
   SECTION 4.34   DISCLOSURE......................................................................................37

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS....................................................38

   SECTION 5.1    RECEIPT OF AVAX STOCK...........................................................................38

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF RECIPIENT..........................................................39

   SECTION 6.1    CORPORATE EXISTENCE AND POWER...................................................................39
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
   SECTION 6.2    CORPORATE AUTHORIZATION.........................................................................39
   SECTION 6.3    NON-CONTRAVENTION...............................................................................39
   SECTION 6.4    ACQUISITION FOR INVESTMENT......................................................................39
   SECTION 6.5    AVAX STOCK......................................................................................40
   SECTION 6.6    LITIGATION......................................................................................40
   SECTION 6.7    AVAX REPORTS AND FINANCIAL STATEMENTS...........................................................40

ARTICLE VII - COVENANTS AND AGREEMENTS............................................................................41

   SECTION 7.1    CONDUCT OF BUSINESS.............................................................................41
   SECTION 7.2    LOCK-UP ON AVAX STOCK...........................................................................43
   SECTION 7.3    NON-COMPETITION AND NON-SOLICITATION............................................................44
   SECTION 7.4    FURTHER ASSURANCES..............................................................................45
   SECTION 7.5    OTHER TRANSACTIONS..............................................................................45
   SECTION 7.6    REGULATORY MATTERS..............................................................................46
   SECTION 7.7    BEST EFFORTS....................................................................................46
   SECTION 7.8    NOTICES OF CERTAIN EVENTS.......................................................................46
   SECTION 7.9    ACCESS..........................................................................................47
   SECTION 7.10   PUBLIC ANNOUNCEMENTS............................................................................47
   SECTION 7.11   BOARD REPRESENTATION............................................................................47
   SECTION 7.12   EXPENSES........................................................................................47
   SECTION 7.13   OPTION TO EXTEND AND EXPAND BEYNOST, FRANCE FACILITY............................................48
   SECTION 7.14   RELATIONSHIP WITH PROGENICS.....................................................................48
   SECTION 7.15   OTHER TRANSACTIONS..............................................................................48
   SECTION 7.16   WORK TO BE PERFORMED............................................................................48
   SECTION 7.17   MILESTONES......................................................................................49

ARTICLE VIII - CONDITIONS TO OBLIGATIONS OF RECIPIENT.............................................................49

   SECTION 8.1    PERFORMANCE; REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING.................................49
   SECTION 8.2    RESERVED........................................................................................49
   SECTION 8.3    AVENTIS RIGHTS..................................................................................49
   SECTION 8.4    CONTRIBUTION OF OTHER HOLDINGS SHAREHOLDERS'SHARES..............................................49
   SECTION 8.5    CONTRIBUTION OF OTHER SUBSIDIARY SHAREHOLDERS'SHARES............................................50
   SECTION 8.6    CONTRIBUTION OF AVENTIS SHARES..................................................................50
   SECTION 8.7    RECEIPT OF LYON LEASE AND OPTION BY RECIPIENT...................................................50
   SECTION 8.8    ABSENCE OF LITIGATION...........................................................................50
   SECTION 8.9    CONSULTING AND ASSIGNMENT AGREEMENTS............................................................50
   SECTION 8.10   TERMINATION OF PROGENICS CONSULTANT'S AGREEMENT.................................................50
   SECTION 8.11   RESIGNATION OF PROF. KLATZMANN FROM THE BOARD OF PROGENICS......................................50
   SECTION 8.12   RESIGNATIONS OF THE MEMBERS OF THE BOARDS OF DIRECTORS OF HOLDINGS AND SUBSIDIARY...............50
   SECTION 8.13   REQUIRED CONSENTS...............................................................................50
   SECTION 8.14   CONTRIBUTOR GROUP CORPORATE LEGAL OPINION.......................................................51
   SECTION 8.15   CONTRIBUTOR GROUP INTELLECTUAL PROPERTY LEGAL OPINION...........................................51
   SECTION 8.16   CORPORATE DOCUMENTS.............................................................................51
   SECTION 8.17   RECEIPT BY RECIPIENT OF UPMC AGREEMENT..........................................................51
   SECTION 8.18   DELIVERIES BY THE CONTRIBUTOR GROUP AT THE CLOSING..............................................51

ARTICLE IX - CONDITIONS TO OBLIGATIONS OF THE CONTRIBUTORS........................................................52

   SECTION 9.1    PERFORMANCE; REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING.................................52
   SECTION 9.2    RECIPIENT LEGAL OPINION.........................................................................52
   SECTION 9.3    CORPORATE DOCUMENTS.............................................................................52
   SECTION 9.4    DELIVERY OF ESCROW STOCK CONSIDERATION, ESCROW INTELLECTUAL PROPERTY STOCK CONSIDERATION AND
                  NON-ESCROW STOCK CONSIDERATION..................................................................53
   SECTION 9.5    DELIVERY OF CASH CONSIDERATION..................................................................53
   SECTION 9.6    DELIVERIES BY THE RECIPIENT AT THE CLOSING......................................................53

ARTICLE X - TERMINATION...........................................................................................53

   SECTION 10.1   TERMINATION.....................................................................................53
   SECTION 10.2   EFFECT OF TERMINATION...........................................................................54
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
ARTICLE XI - INDEMNIFICATION......................................................................................55

   SECTION 11.1   INDEMNIFICATION OF RECIPIENT....................................................................55
   SECTION 11.2   INDEMNIFICATION OF CONTRIBUTORS.................................................................55
   SECTION 11.3   PROCEDURE.......................................................................................56

ARTICLE XII - DEFINITIONS.........................................................................................58

   SECTION 12.1   AFFILIATE OR AFFILIATES.........................................................................58
   SECTION 12.2   BUSINESS DAY....................................................................................58
   SECTION 12.3   ENVIRONMENTAL LAWS..............................................................................58
   SECTION 12.4   ENVIRONMENTAL PERMITS...........................................................................58
   SECTION 12.5   EUROPEAN UNION LAW..............................................................................58
   SECTION 12.6   EXCHANGE ACT....................................................................................58
   SECTION 12.7   FRENCH LAW......................................................................................58
   SECTION 12.8   HAZARDOUS SUBSTANCES............................................................................58
   SECTION 12.9   INTELLECTUAL PROPERTY...........................................................................58
   SECTION 12.10  LIEN............................................................................................59
   SECTION 12.11  MATERIAL ADVERSE EFFECT.........................................................................59
   SECTION 12.12  PERSON..........................................................................................59
   SECTION 12.13  RESOLUTION OF THE INTELLECTUAL PROPERTY ISSUE...................................................59
   SECTION 12.14  RIGHTS..........................................................................................60
   SECTION 12.15  SEC.............................................................................................60
   SECTION 12.16  TAXES...........................................................................................60
   SECTION 12.17  TAX RETURNS.....................................................................................60

ARTICLE XIII - MISCELLANEOUS......................................................................................60

   SECTION 13.1   SURVIVAL........................................................................................60
   SECTION 13.2   NOTICES.........................................................................................61
   SECTION 13.3   SUCCESSORS AND ASSIGNS..........................................................................62
   SECTION 13.4   GOVERNING LAW...................................................................................62
   SECTION 13.5   COUNTERPARTS....................................................................................62
   SECTION 13.6   PUBLICITY.......................................................................................62
   SECTION 13.7   ENTIRE AGREEMENT................................................................................63
   SECTION 13.8   MODIFICATIONS, AMENDMENTS AND WAIVERS...........................................................63
   SECTION 13.9   HEADINGS........................................................................................63
   SECTION 13.10  CERTAIN TAXES...................................................................................63
   SECTION 13.11  JURISDICTION....................................................................................63
   SECTION 13.12  WAIVER OF JURY TRIAL............................................................................64
   SECTION 13.13  INTERPRETATION..................................................................................64
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                                       iii

                          STOCK CONTRIBUTION AGREEMENT

               THIS STOCK CONTRIBUTION AGREEMENT (the "AGREEMENT") is entered into as of this 17th day of July, 2000, among AVAX TECHNOLOGIES, INC., a Delaware corporation having its principal place of business at 4520 Main Street, Suite 930, Kansas City, Missouri 64111 (together with its Affiliates (as defined in Article XII), "RECIPIENT" or "AVAX"), and PROFESSOR DAVID R. KLATZMANN, an individual residing at 11 rue de Tage, 75013 Paris, France ("PROF. KLATZMANN"), PROFESSOR JEAN-LOUP SALZMANN, an individual residing at 70, rue Claude Bernard, 75005 Paris, France ("PROF. SALZMANN") (collectively, Prof. Klatzmann and Prof. Salzmann are sometimes referred to herein, in both their joint and individual capacities, as the "CONTRIBUTORS"), GPH, S.A., a French SOCIETE anonyme having its principal place of business at 22 rue Esquirol, 75013 Paris, France ("HOLDINGS"), and GENOPOIETIC, S.A., a French SOCIETE ANONYME having its principal place of business at 22 rue Esquirol, 75013 Paris, France ("SUBSIDIARY") (the Contributors, Holdings and Subsidiary are sometimes collectively referred to herein as the "CONTRIBUTOR GROUP").

               WHEREAS, the Contributors are, as of the date of this Agreement and will be as of the Closing Date (as defined in Article II), the record and beneficial owners of ninety-three (93) shares (the "CONTRIBUTORS' HOLDINGS SHARES") of the one hundred (100) issued and outstanding shares of the capital stock of Holdings, forty-seven (47) of which Contributors' Holdings Shares are, as of the date hereof, and will be, as of the Closing Date, owned by Prof. Salzmann, and forty-six (46) of which Contributors' Holdings Shares are, as of the date hereof, and will be, as of the Closing Date, owned by Prof. Klatzmann; and

               WHEREAS, the Contributors are, as of the date of this Agreement, and will be as of the Closing Date, the record and beneficial owners of seven thousand seven hundred ninety-two (7,792) shares (the "CONTRIBUTORS' SUBSIDIARY SHARES") of the ten million eight hundred twenty-three thousand eighty-eight (10,823,088) issued and outstanding shares of the capital stock of Subsidiary, three thousand eight hundred ninety-six (3,896) of which Contributors' Subsidiary Shares are, as of the date of this Agreement, and will be as of the Closing Date, owned by Prof. Salzmann and three thousand eight hundred ninety-six (3,896) of which Contributors' Subsidiary Shares are, as of the date of this Agreement, and will be as of the Closing Date, owned by Prof. Klatzmann; and

               WHEREAS, at the Closing (as defined in Article II), Contributors will contribute the Contributors' Holdings Shares and the Contributors' Subsidiary Shares (collectively, the "SHARES") to Recipient in exchange for common stock of AVAX ("AVAX STOCK"); and

                  WHEREAS, the seven (7) individuals listed on EXHIBIT A hereto (the "OTHER HOLDINGS SHAREHOLDERS") are, as of the date of this Agreement, and will be immediately prior to the Closing, the record and beneficial owners of the remaining seven (7) shares (collectively, the "OTHER HOLDINGS SHAREHOLDERS' SHARES") of the one hundred (100) issued and outstanding shares of the capital stock of Holdings, in the individual amounts as set forth on EXHIBIT A hereto; and

               WHEREAS, contemporaneous with the execution of this Agreement, the Other Holdings Shareholders are executing the Other Holdings Shareholder Stock Contribution Agreements in the form attached hereto as EXHIBIT B (the "OTHER HOLDINGS SHAREHOLDER STOCK CONTRIBUTION AGREEMENTS"), pursuant to which the Other Holdings Shareholders agree to contribute the Other Holdings Shareholders' Shares to Recipient at the closing of the Other Holdings Shareholder Stock Contribution Agreements, which will occur immediately prior to the Closing, such that, upon the Closing, the Recipient will be the record and beneficial owner, as a result of the contribution to Recipient of (i) the Contributors' Holdings


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

Shares pursuant to this Agreement, and (ii) the Other Holdings Shareholder's Shares pursuant to the Other Holdings Shareholder Stock Contribution Agreements, as contemplated hereunder, of all of the issued and outstanding shares of the capital stock of Holdings (the "HOLDINGS SHARES"); and

               WHEREAS, Holdings is, as of the date of this Agreement, and will be as of the Closing Date, the record and beneficial owner of nine million five hundred eighty-nine thousand one hundred eighty-nine (9,589,189) shares (the "HOLDINGS SUBSIDIARY SHARES") of the ten million eight hundred twenty-three thousand eighty-eight (10,823,088) issued and outstanding shares of the capital stock of Subsidiary; and

               WHEREAS, the nine (9) individuals listed on EXHIBIT C hereto (the "OTHER SUBSIDIARY SHAREHOLDERS") are, as of the date of this Agreement, and will be immediately prior to the Closing, the record and beneficial owners of one hundred forty-three thousand nineteen (143,019) shares (the "OTHER SUBSIDIARY SHAREHOLDERS' SHARES") of the ten million eight hundred twenty-three thousand eighty-eight (10,823,088) issued and outstanding shares of the capital stock of Subsidiary, in the individual amounts as set forth on EXHIBIT C hereto; and

               WHEREAS, contemporaneous with the execution of this Agreement, the Other Subsidiary Shareholders are executing the Other Subsidiary Shareholder Stock Contribution Agreements in the form attached hereto as EXHIBIT D (the "OTHER SUBSIDIARY SHAREHOLDER STOCK CONTRIBUTION AGREEMENTS"), pursuant to which the Other Subsidiary Shareholders agree to contribute the Other Subsidiary Shareholders' Shares to Recipient at the closing of the Other Subsidiary Shareholder Stock Contribution Agreements, which will occur immediately prior to the Closing; and

               WHEREAS, Aventis Pharma, S.A., a French SOCIETE ANONYME, formerly known as Rhone Poulenc Rorer, S.A. ("RPR"), ("AVENTIS"), is as of the date of this Agreement, and will be immediately prior to the Closing, the record and beneficial owner of one million eighty-three thousand eighty-eight (1,083,088) shares (the "AVENTIS SHARES") of the ten million eight hundred twenty-three thousand eighty-eight (10,823,088) issued and outstanding shares of the capital stock of Subsidiary; and

               WHEREAS, prior to or contemporaneous with the Closing, Aventis is executing the Aventis Stock Contribution Agreement substantially in the form attached hereto as EXHIBIT E (the "AVENTIS STOCK CONTRIBUTION AGREEMENT"), pursuant to which Aventis agrees to contribute the Aventis Shares to Recipient at the closing of the Aventis Stock Contribution Agreement, which will occur immediately prior to the Closing; and

               WHEREAS, upon the Closing, the Recipient will (i) be the record and beneficial owner, as a result of the contribution to Recipient of the Contributors' Subsidiary Shares pursuant to this Agreement, the Other Subsidiary Shareholders' Shares pursuant to the Other Subsidiary Shareholder Stock Contribution Agreements, and the Aventis Shares pursuant to the Aventis Stock Contribution Agreement, of one million two hundred thirty-three thousand eight hundred ninety-nine (1,233,899) of the ten million eight hundred twenty-three thousand eighty-eight (10,823,088) issued and outstanding shares of the capital stock of Subsidiary; and (ii) be the indirect owner, as a result of its ownership of the Shares and of Holdings' ownership of the Holdings Subsidiary Shares, of the remaining nine million five hundred eighty-nine thousand one hundred eighty-nine (9,589,189) shares of the ten million eight hundred twenty-three thousand eighty-eight (10,823,088) issued and outstanding shares of the capital stock of Subsidiary; and

               WHEREAS, subject to the terms and conditions set forth below, the Contributors desire to contribute the Shares to Recipient, and Recipient desires to receive the Shares from the Contributors; and

               WHEREAS, the parties hereto intend that the Contributors treat the exchange of the Shares for shares of AVAX Stock as a "contribution-in-kind" for purposes of French Law (as defined in Article XII).

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

                                    ARTICLE I
                             CONTRIBUTION OF SHARES

         SECTION 1.1 CONTRIBUTION OF SHARES. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Contributors hereby agree to assign, grant, transfer and contribute the Shares to Recipient and Recipient hereby agrees to receive the Shares from Contributors.

         SECTION 1.2 CONTRIBUTION CONSIDERATION. Subject to the terms and conditions of this Agreement, the consideration to be delivered to the Contributors by the Recipient in exchange for the Shares (the "CONTRIBUTION CONSIDERATION") shall be deliverable as follows:

         (a) ESCROW STOCK CONSIDERATION. At the Closing, Recipient shall deliver to the Escrow Agent (as defined in the Escrow Agreement) to be held in escrow: (i) as partial consideration for twenty-three (23) of the Holdings Shares and one thousand nine hundred forty-eight (1,948) of the Contributors' Subsidiary Shares to be delivered to Recipient by Prof. Salzmann at the Closing, stock certificates payable to Prof. Salzmann representing two hundred thousand (200,000) restricted shares of AVAX Stock with an aggregate market value of One Million Seven Hundred Seventy-Five Thousand and 00/100 United States Dollars (US $1,755,000.00) as of the close of trading on July 11, 2000; and (ii) as partial consideration for twenty-three (23) of the Holdings Shares and one thousand nine hundred forty-eight (1,948) of the Contributors' Subsidiary Shares to be delivered to Recipient by Prof. Klatzmann at the Closing, stock certificates payable to Prof. Klatzmann representing two hundred thousand (200,000) restricted shares of AVAX Stock with an aggregate market value of One Million Seven Hundred Seventy-Five Thousand and 00/100 United States Dollars (US $1,755,000.00) as of the close of trading on July 11, 2000 (collectively and together with sufficient stock transfer forms duly executed in blank, the "ESCROW STOCK CONSIDERATION"). The Escrow Stock Consideration shall be held in escrow in accordance with the Escrow Agreement substantially in the form attached hereto as EXHIBIT F (the "ESCROW AGREEMENT") for the benefit of AVAX and the Contributors for a period of thirty-six (36) months commencing on the Closing Date (the "ESCROW PERIOD") and shall be distributed to the Contributors by the Escrow Agent upon the expiration of the Escrow Period, subject to the provisions of the Escrow Agreement and Section 11.3(d) hereof.

         (b) NON-ESCROW STOCK CONSIDERATION. At the Closing, Recipient shall deliver: (i) to Prof. Salzmann, as partial consideration for the remaining twenty-four (24) Holdings Shares and one thousand nine hundred forty-eight (1,948) Contributors' Subsidiary Shares to be delivered to Recipient by Prof. Salzmann at the Closing, stock certificates representing thirty-three thousand four hundred twenty-two (33,422) restricted shares of AVAX Stock with an aggregate market value of Two Hundred Ninety-Six Thousand Six Hundred Twenty and 25/100 United States Dollars (US $296,620.25) as of the close of trading on July 11, 2000; and (ii) to Prof. Klatzmann, in consideration for remaining twenty-three (23) Holdings Shares and one thousand nine hundred forty-eight (1,948) Contributors' Subsidiary Shares to be delivered to Recipient by Prof. Klatzmann at the Closing, stock certificates representing twenty-six thousand three hundred thirty-four (26,334) restricted shares of AVAX Stock with an aggregate market value of Two Hundred Thirty-Three Thousand Seven Hundred Fourteen and 25/100 United States Dollars (US $233,714.25) as of the close of trading on July 11, 2000 (collectively, the "NON-ESCROW STOCK CONSIDERATION").

         (c)   CASH CONSIDERATION. At the Closing, Recipient shall also deliver:
(i) to Prof. Klatzmann, a check in the amount of Two Thousand Five Hundred and 00/100 United States Dollars (US $2,500); and (ii) to Prof. Salzmann, a check in the amount of Two Thousand Five Hundred and 00/100 United States Dollars (US $2,500) (collectively, the "CASH CONSIDERATION").

         (d) ESCROW INTELLECTUAL PROPERTY STOCK CONSIDERATION. At the Closing, Recipient shall deliver to the Escrow Agent to be held in escrow: (i) stock certificates payable to Prof. Salzmann representing one hundred thousand (100,000) restricted shares of AVAX Stock with an aggregate market value of Eight Hundred Eighty-Seven Thousand Five Hundred and 00/100 United States Dollars (US $887,500.00) as of the close of trading on July 11, 2000; and (ii) stock certificates payable to Prof. Klatzmann representing one hundred thousand (100,000) restricted shares of AVAX Stock with an aggregate market value of Eight Hundred Eighty-Seven Thousand Five Hundred and 00/100 United States Dollars (US $887,500.00) as of the close of trading on July 11, 2000 (collectively and together with sufficient stock transfer forms duly executed in blank, the "ESCROW INTELLECTUAL PROPERTY STOCK CONSIDERATION"). The Escrow Intellectual Property Stock Consideration shall be held in escrow by the Escrow Agent in accordance with the Escrow Agreement for the benefit of AVAX and the Contributors and shall be distributed to the Contributors when and if the Contributors are able to obtain the Resolution of the Intellectual Property Issue (as defined in Article XII hereof) on or before the date that is twenty-four (24) months after the Closing Date.

         (e) EARN OUT CONSIDERATION; RIGHTS AGREEMENT. At the Closing, Recipient shall deliver to each of Prof. Salzmann and Prof. Klatzmann, as an earn-out payment, a Rights Agreement substantially in the form attached hereto as EXHIBIT G ("RIGHTS AGREEMENT").

                                   ARTICLE II
                                   THE CLOSING

               The closing (the "CLOSING") of the contribution of the Shares hereunder shall take place at the offices of Recipient, at 10:00 a.m. on the third (3rd) Business Day after all conditions to Closing have been met, or at such other time or place as the Recipient and the Contributors may agree. (The time and date of the Closing shall be the "CLOSING DATE.")

                                   ARTICLE III
                              RELATED TRANSACTIONS

         SECTION 3.1 RECEIPT OF OTHER HOLDINGS SHAREHOLDERS' SHARES. Contemporaneous with the execution of this Agreement, the Other Holdings Shareholders are executing the Other Holdings Shareholder Stock Contribution Agreements, pursuant to which the Other Holdings Shareholders will contribute the Other Holdings Shareholders' Shares to Recipient immediately prior to the Closing in exchange for an aggregate amount of forty-nine thousand six hundred sixteen (49,616) restricted shares of AVAX Stock in accordance with the terms and conditions of the Other Holdings Shareholder Stock Contribution Agreements (the "OTHER HOLDINGS SHAREHOLDERS' SHARES ACQUISITION").


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

         SECTION 3.2 RECEIPT OF OTHER SUBSIDIARY SHAREHOLDERS' SHARES. Contemporaneous with the execution of this Agreement, the Other Subsidiary Shareholders are executing the Other Subsidiary Shareholder Stock Contribution Agreements, pursuant to which the Other Subsidiary Shareholders will contribute the Other Subsidiary Shareholders' Shares to Recipient immediately prior to the Closing in exchange for ten thousand five hundred seventy-one (10,571) restricted shares of AVAX Stock in accordance with the terms and conditions of the Other Subsidiary Shareholder Stock Contribution Agreements (the "OTHER SUBSIDIARY SHAREHOLDERS' SHARES ACQUISITION").

         SECTION 3.3 RECEIPT OF AVENTIS SHARES BY RECIPIENT. Prior to or contemporaneous with the Closing, Aventis is executing the Aventis Stock Contribution Agreement ("AVENTIS STOCK CONTRIBUTION AGREEMENT") pursuant to which Aventis will contribute the Aventis Shares to Recipient immediately prior to the Closing in exchange for eighty thousand fifty-seven (80,057) restricted shares of AVAX Stock in accordance with the terms and conditions of the Aventis Agreement (the "AVENTIS ACQUISITION").

         SECTION 3.4 RELEASE OF AVENTIS' RIGHTS. Prior to or contemporaneous with the Closing, Contributors shall cause Aventis to: (i) relinquish and assign, grant and transfer to AVAX all right, title and interest Aventis has or may have to any and all Intellectual Property (as defined in Article XII) (other than those rights specified in Section 3.4 of the Contributor Group Disclosure Schedule relating directly to the plasmovirus and chondrocyte freezing technology) owned or developed, in whole or in part, by any or all members of the Contributor Group; and (ii) terminate and assign, grant and transfer to AVAX any and all other rights that Aventis may otherwise have, have had or granted, with regard to, in conjunction with, or in connection with, any member of the Contributor Group, as it appears in Article V of the Aventis Stock Contribution Agreement (collectively, the "AVENTIS RELEASE").

         SECTION 3.5 RESOLUTION OF INTELLECTUAL PROPERTY ISSUE. On or before the date that is twenty-four (24) months following the date hereof, the Contributors shall have obtained a Resolution of the Intellectual Property Issue to the reasonable satisfaction of the Chief Executive Officer of AVAX, at which time, in accordance with the terms of the Escrow Agreement, the Contributors shall be entitled to receive the Escrow Intellectual Property Stock Consideration.

         SECTION 3.6 CONTRIBUTORS' CONSULTING AND ASSIGNMENT AGREEMENTS. At or prior to the Closing, AVAX International Services, Inc., a Delaware corporation, will enter into Consulting and Assignment Agreements with each of Prof. Klatzmann and Prof. Salzmann, substantially in the form of EXHIBIT H attached hereto (the "CONSULTING AND ASSIGNMENT AGREEMENTS").

         SECTION 3.7 RESIGNATION OF PROF. KLATZMANN FROM THE BOARD OF PROGENICS. Prior to Closing, Prof. Klatzmann will resign his position on the Scientific Advisory Board of Progenics Pharmaceuticals, Inc., a Delaware corporation ("PROGENICS") (the "PROGENICS RESIGNATION") and deliver the duly executed Progenics Resignation to Recipient at the Closing.

         SECTION 3.8 RESIGNATION OF ALL MEMBERS OF THE BOARDS OF DIRECTORS OF HOLDINGS AND SUBSIDIARY. At or prior to the Closing, all members of the Boards of Directors of both Holdings and Subsidiary will resign their positions on such Boards of Directors (the "HOLDINGS AND SUBSIDIARY BOARD RESIGNATIONS"), and Contributors will deliver the duly and validly executed Holdings and Subsidiary Board Resignations to Recipient at the Closing.

         SECTION 3.9 FINANCIAL SUPPORT PROVIDED TO SUBSIDIARY. At the Closing, Recipient shall execute and deliver to Contributors a Research Funding Agreement, substantially in the form of EXHIBIT I attached hereto (the "RESEARCH FUNDING AGREEMENT").

         SECTION 3.10 PROGENICS TERMINATION. Prior to Closing, Prof. Klatzmann shall cause Progenics to execute and deliver to Recipient a validly executed termination of that certain Consultant's Agreement between Progenics and Prof. Klatzmann dated January 1, 1990 (the "PROGENICS CONSULTING AGREEMENT"), in form and substance satisfactory to Recipient in Recipient's sole discretion (the "PROGENICS TERMINATION"), and such Progenics Termination shall be valid and binding on Progenics from and after the Closing Date.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTOR GROUP

               Except as set forth on the Contributor Group Disclosure Schedule attached hereto as EXHIBIT J (the "CONTRIBUTOR GROUP DISCLOSURE SCHEDULE"), which has been delivered to Recipient prior to the execution of this Agreement, each member of the Contributor Group, jointly and severally, makes the following representations and warranties to Recipient as of the date hereof, such representations and warranties to be continuing representations and warranties through and as of the Closing Date; provided, however, that notwithstanding the foregoing, in no event shall either of the Contributors be entitled to seek contribution or similar remedy from Holdings and/or Subsidiary after the Closing Date. The Contributor Group acknowledges that Recipient is relying on such representations and warranties and that Recipient is not required to proceed with any additional investigation regarding the factual matters that are the subject of such representations and warranties, it being understood that, except for information expressly set forth in this Agreement, the Contributor Group Disclosure Schedule, the Contributors' Disclosure Schedule, Exhibit B, Exhibit D, Exhibit E, Exhibit G, Exhibit H, Exhibit I, Exhibit K, Exhibit N, Exhibit P, Exhibit R and Exhibit S (to the extent such Exhibits contain factual statements relating to the Contributor Group; provided that the opinions given in Exhibit R and Exhibit S shall not otherwise create exceptions to the following representations and warranties) and all other schedules attached hereto or thereto as of the date hereof, any information that Recipient may know or learn shall in no way alter the scope of the representations and warranties made by the Contributor Group. The Contributor Group further acknowledges that in its calculation of the Contribution Consideration, Recipient has relied on the representations and warranties made by the Contributor Group in this Agreement. With the foregoing in mind, each member of the Contributor Group, jointly and severally, represents and warrants to Recipient the following:

         SECTION 4.1 ORGANIZATION.

         (a) Holdings is a French SOCIETE ANONYME having its registered office at 22 rue Esquirol, 75013 Paris, France and is registered at the REGISTRE DU COMMERCE ET DES SOCIETES of Paris, number 391 043 858. Holdings is duly organized, validly existing and in good standing under the laws of the country of France and has the requisite corporate power and authority to own and lease the properties and other assets it presently owns or leases and to carry on its business as presently conducted.

         (b) Subsidiary is a French SOCIETE ANONYME having its registered office at 22 rue Esquirol, 75013 Paris, France and is registered at the REGISTRE DU COMMERCE ET DES SOCIETES of Paris, number 393 796 305. Subsidiary is duly organized, validly existing and in good standing under the laws of the country of France and has the requisite corporate power and authority to own and lease the properties and other assets it presently owns or leases and to carry on its business as presently conducted.

         SECTION 4.2 AUTHORIZATION.

         (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Holdings and the resolutions adopted by the Board of Directors of Holdings evidencing such authorization were duly and validly adopted, have not been modified, revoked or rescinded in any respect and are in full force and effect. No other corporate proceeding on the part of Holdings is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

         (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Subsidiary and the resolutions adopted by the Board of Directors of Subsidiary evidencing such authorization were duly and validly adopted, have not been modified, revoked or rescinded in any respect and are in full force and effect. No other corporate proceeding on the part of Subsidiary is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

         (c) The Contributors are individuals and residents of the city of Paris, France. Prof. Salzmann is a consultant to both Holdings and Subsidiary. Prof. Klatzmann is a consultant to both Holdings and Subsidiary. The Contributors have the requisite capacity and authority to contribute the Shares to Recipient and to consummate the transactions contemplated hereby and by the Consulting and Assignment Agreements.

         (d) Each of the Other Holdings Shareholders is an individual and resident of the city of Paris, France. Except for Ulysse Jacob Klatzmann, Gaia Riva Klatzmann and Maia Dina Klatzmann, each of the Other Holdings Shareholders has the requisite capacity and authority to execute his or her respective Other Holdings Shareholder Stock Contribution Agreement and to consummate the transactions contemplated hereby and thereby. Each of Ulysse Jacob Klatzmann, Gaia Riva Klatzmann and Maia Dina Klatzmann (the "KLATZMANN CHILDREN") are under sixteen (16) years of age. Prof. Klatzmann is the father of each of the Klatzmann Children. Prof. Klatzmann has secured all requisite capacity and authority to execute the respective Other Holdings Shareholder Stock Contribution Agreements on behalf of and in the name of each of the Klatzmann Children and is duly empowered and authorized to act on behalf of the Klatzmann Children in all respects with regard to the transactions contemplated hereby and thereby. Jacqueline Klatzmann is the mother of Prof. Klatzmann. Prof. Klatzmann has secured all requisite capacity and authority to execute the relevant Other Holdings Shareholder Stock Contribution Agreement and the Other Subsidiary Shareholder Stock Contribution Agreement on behalf of and in the name of Jacqueline Klatzmann and is duly empowered and authorized to act on behalf of Jacqueline Klatzmann in all respects with regard to the transactions contemplated hereby and thereby.

         (e) Each of the Other Subsidiary Shareholders is an individual and resident of the city of Paris, France. Each of the Other Subsidiary Shareholders has the requisite capacity and authority to execute his or her respective Other Subsidiary Shareholder Stock Contribution Agreement and to consummate the transactions contemplated hereby and thereby.

         (f) Aventis is a French SOCIETE ANONYME and is formerly known as RPR. Aventis has the requisite capacity and authority to execute the Aventis Stock Contribution Agreement and to consummate the transactions contemplated hereby and thereby.

         SECTION 4.3 VALID AND BINDING AGREEMENT.

         (a) This Agreement constitutes a valid and binding agreement of Holdings, enforceable against Holdings in accordance with its terms.

         (b) This Agreement constitutes a valid and binding agreement of Subsidiary, enforceable against Subsidiary in accordance with its terms.

         (c) This Agreement constitutes a valid and binding agreement of each of the Contributors, enforceable against each Contributor in accordance with its terms.

         (d) Each of the Other Holdings Shareholder Stock Contribution Agreements will, when executed, constitute a valid and binding agreement of each of the respective Other Holdings Shareholders, enforceable against each such Other Holdings Shareholder in accordance with the terms of the respective Other Holdings Shareholder Stock Contribution Agreements.

         (e) Each of the Other Subsidiary Shareholder Stock Contribution Agreements will, when executed, constitute a valid and binding agreement of each of the respective Other Subsidiary Shareholders, enforceable against each such Other Subsidiary Shareholder in accordance with the terms of the respective Other Subsidiary Shareholder Stock Contribution Agreements.

         (f) The Aventis Stock Contribution Agreement will, when executed, constitute a valid and binding agreement against Aventis, enforceable against Aventis in accordance with the terms thereof.

         SECTION 4.4 ORGANIZATIONAL DOCUMENTS.

         (a) The copy of the STATUTS of Holdings, and all amendments thereto, as certified by the Chairman of the Board of Holdings and previously furnished to Recipient, is a true, complete and correct copy of the STATUTS of Holdings, as presently in effect. The filings made by Holdings with the Clerk of the Commercial Court of Paris are complete and up to date and Holdings' "K BIS EXCERPT" delivered by the REGISTRE DU COMMERCE ET DES SOCIETES of Paris and furnished to Recipient is up to date and reflects Holdings' current legal situation. All minutes of Holdings are contained in the minute books of Holdings, copies of which have been previously furnished to Recipient for examination, and such minute books contain a complete and accurate record of the substance of all actions taken at all meetings of (i) the Board of Directors of Holdings and all committees thereof and (ii) the shareholders of Holdings.

         (b) The copy of the STATUTS of Subsidiary, and all amendments thereto, as certified by the Chairman of the Board of Subsidiary and previously furnished to Recipient, is a true, complete and correct copy of the STATUTS of Subsidiary, as presently in effect. The filings made by Subsidiary with the Clerk of the Commercial Court of Paris are complete and up to date and Subsidiary's "K BIS EXCERPT" delivered by the REGISTRE DU COMMERCE ET DES SOCIETES of Paris and furnished to Recipient is up to date and reflects Subsidiary's current legal situation. All minutes of Subsidiary are contained in the minute books of Subsidiary, copies of which have been previously furnished to Recipient for examination, and such minute books contain a complete and accurate record of the substance of all actions taken at all meetings of (i) the Board of Directors of Subsidiary and all committees thereof and (ii) the shareholders of Subsidiary.

         SECTION 4.5 QUALIFICATION.

         (a) Holdings is duly organized as a corporation under French Law (as defined in Article XII hereof). Section 4.5(a) of the Contributor Group Disclosure Schedule provides an accurate and complete list of every French and foreign jurisdiction where Holdings is registered with the Registry of Companies (or other similar French Law concept) or is licensed or qualified to lawfully engage in business, which is every French and foreign jurisdiction where Holdings is required to be so registered, licensed or qualified. Holdings is in possession of all authorizations and permits necessary or desirable to conduct its business in its present form and is in compliance with all applicable laws and regulations.

         (b)   Subsidiary is duly organized as a corporation under French Law.
Section 4.5(b) of the Contributor Group Disclosure Schedule provides an accurate and complete list of every French and foreign jurisdiction where Subsidiary is registered with the Registry of Companies (or other similar French Law concept) or is licensed or qualified to lawfully engage in business, which is every French and foreign jurisdiction where Subsidiary is required to be so registered, licensed or qualified. Subsidiary is in possession of all authorizations and permits necessary or desirable to conduct its business in its present form and is in compliance with all applicable laws and regulations.

         SECTION 4.6 CAPITALIZATION.

         (a) The authorized capital stock of Holdings (the "HOLDINGS CAPITAL STOCK") amounts to two hundred fifty thousand French Francs (FF 250,000) divided up into one hundred (100) shares fully-paid with par value of two thousand five hundred French Francs (FF 2,500) per share (the "HOLDINGS COMMON STOCK"). As of the date of this Agreement, one hundred (100) shares of Holdings Common Stock were issued and outstanding, and no shares of Holdings Common Stock were held by Holdings in its treasury.

         (b) The authorized capital stock of Subsidiary (the "SUBSIDIARY CAPITAL STOCK") amounts to ten million eight hundred twenty-three thousand eighty-eight French Francs (FF 10,823,088) divided up into ten million eight hundred twenty-three thousand eighty-eight (10,823,088) shares fully-paid with par value of one French Franc (FF 1) per share (the "SUBSIDIARY COMMON STOCK"). As of the date of this Agreement, ten million eight hundred twenty-three thousand eighty-eight (10,823,088) shares of Subsidiary Common Stock were issued and outstanding, and no shares of Subsidiary Common Stock were held by Subsidiary in its treasury.

         (c) No shares of Holdings Capital Stock have been reserved for issuance. All of the outstanding shares of Holdings Capital Stock have been duly authorized, fully paid and are nonassessable. There are no outstanding bonds, debentures, notes or other obligations of Holdings. There are not any preemptive rights or any outstanding subscriptions, options, puts, calls, warrants, rights, convertible or exchangeable securities or other agreements or commitments of Holdings by which it is bound, obligating Holdings to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Holdings Capital Stock or other securities of Holdings or obligating Holdings to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than this Agreement, there are no outstanding contractual obligations of any Other Holdings Shareholder, Other Subsidiary Shareholder or any member of the Contributor Group to issue, sell, purchase, redeem, convert, exchange, register, vote or transfer any of its or their shares or other securities of Holdings.

         (d) No shares of Subsidiary Capital Stock have been reserved for issuance. All of the outstanding shares of Subsidiary Capital Stock have been duly authorized, fully paid and are nonassessable. There are no outstanding bonds, debentures, notes or other obligations of Subsidiary. There are not any preemptive rights or any outstanding subscriptions, options, puts, calls, warrants, rights, convertible or exchangeable securities or other agreements or commitments of Subsidiary by which it is bound, obligating Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Subsidiary Capital Stock or other securities of Subsidiary or obligating Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Other than this Agreement, there are no outstanding contractual obligations of any Other Subsidiary Shareholder, Aventis or any member of the Contributor Group to issue, sell, purchase, redeem, convert, exchange, register, vote or transfer any of its or their shares or other securities of Subsidiary.

         SECTION 4.7 SHARE OWNERSHIP.

         (a) The Contributors are the record and beneficial owners of ninety-three (93) shares of the one hundred (100) issued and outstanding shares of the Holdings Capital Stock, free and clear of any Lien (as defined in Article
XII) and any other limitation or restriction (including any restriction on or covenant relating to the right to vote, sell or otherwise dispose of any of such shares of Holdings Capital Stock), forty-seven (47) of which shares are owned by Prof. Salzmann and forty-six (46) of which shares are owned by Prof. Klatzmann. The Other Holdings Shareholders are the record and beneficial owners of the remaining seven (7) shares of the one hundred (100) issued and outstanding shares of the Holdings Capital Stock, free and clear of any Lien and any other limitation or restriction (including any restriction on or covenant relating to the right to vote, sell or otherwise dispose of any such Holdings Capital Stock). EXHIBIT A hereto accurately reflects the individual ownership interests of such Other Holdings Shareholders.

         (b) Holdings is the record and beneficial owner of nine million five hundred eighty-nine thousand one hundred eighty-nine (9,589,189) shares of the ten million eight hundred twenty-three thousand eighty-eight (10,823,088) issued and outstanding shares of the Subsidiary Capital Stock, free and clear of any Lien and any other limitation or restriction (including any restriction on or covenant relating to the right to vote, sell or otherwise dispose of any such Subsidiary Capital Stock). The Contributors are the record and beneficial owners of seven thousand seven hundred ninety-two (7,792) shares of the ten million eight hundred twenty-three thousand eighty-eight (10,823,088) issued and outstanding shares of Subsidiary Capital Stock, free and clear of any Lien and any other limitation or restriction (including any restriction on or covenant relating to the right to vote, sell or otherwise dispose of any such Subsidiary Capital Stock). Aventis is the record and beneficial owner of one million eighty-three thousand eighty-eight (1,083,088) shares of the ten million eight hundred twenty-three thousand eighty-eight (10,823,088) issued and outstanding shares of Subsidiary Capital Stock, free and clear of any Lien and any other limitation or restriction (including any restriction on or covenant relating to the right to vote, sell or otherwise dispose of any such Subsidiary Capital Stock). The Other Subsidiary Shareholders are the record and beneficial owners of one hundred forty-three thousand nineteen (143,019) shares of the ten million eight hundred twenty-three thousand eighty-eight (10,823,088) issued and outstanding shares of Subsidiary Capital Stock, free and clear of any Lien and any other limitation or restriction (including any restriction on or covenant relating to the right to vote, sell or otherwise dispose of any such Subsidiary Capital Stock). EXHIBIT C hereto accurately reflects the individual ownership interests of such Other Subsidiary Shareholders.

         (c) The consummation of the transactions contemplated by this Agreement will result in the transfer and delivery to Recipient at the Closing, directly, through Recipient's receipt of one hundred percent (100%) of the Shares, the Other Holdings Shareholders' Shares, the Other Subsidiary Shareholders' Shares and the Aventis Shares, and, indirectly, through Holdings ownership of the Holdings Subsidiary Shares, of valid title to and record and beneficial ownership of: (i) all one hundred (100) of the issued and outstanding shares of Holdings Capital Stock, free and clear of any Lien and any other limitation or restriction (including any restriction on or covenant relating to the right to vote, sell or otherwise dispose of any such shares of Holdings Capital Stock); and (ii) all ten million eight hundred twenty-three thousand eighty-eight (10,823,088) of the issued and outstanding shares of Subsidiary Capital Stock, free and clear of any Lien and any other limitation or restriction (including any restriction on or covenant relating to the right to vote, sell or otherwise dispose of any such shares of Subsidiary Capital Stock). Commencing immediately upon the Closing, Recipient shall enjoy all rights whatsoever which attach to all shares of both Holdings Capital Stock and Subsidiary Capital Stock, including, but not limited to, the right to collect all dividends that are distributed after the Closing Date.

         SECTION 4.8 SUBSIDIARIES, AFFILIATED ENTITIES AND OTHER RELATIONSHIPS.

         (a) Holdings does not own, directly or indirectly, any capital stock or other equity securities of any corporation other than Subsidiary, or have any direct or indirect equity or ownership interest in any partnership, joint venture or other business association or entity other than Subsidiary.

         (b) Subsidiary does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any partnership, joint venture or other business association or entity.

         (c) For purposes of U.S. antitrust law, Professor Klatzmann does not meet the "size of the person" test pursuant to 15 USC Section 18a under the United States Code and 16 CFR Section 801.1, ET SEQ. under the United States Code of Federal Regulations.

         SECTION 4.9 CONSENTS; NO VIOLATION.

         (a) Neither the execution or delivery of this Agreement or the execution or delivery of any other agreement contemplated hereby by the Other Holding Shareholders, the Other Subsidiary Shareholders, Aventis or any member of the Contributor Group, the consummation by the Other Holding Shareholders, the Other Subsidiary Shareholders, Aventis or the Contributor Group of the transactions contemplated hereby, nor compliance by the Other Holding Shareholders, the Other Subsidiary Shareholders, Aventis or the Contributor Group with any of the provisions hereof or of any agreement contemplated hereby
(i) violates any statute or law or any rule, regulation, order, award, judgment or decree of any court or governmental authority affecting the Contributor Group or any member thereof, (ii) violates or conflicts with or constitutes a default under any contract, commitment, agreement, understanding, arrangement, trust or restriction of any kind to which any member of the Contributor Group is a party, or by which any of them or any of the assets of Holdings or Subsidiary is bound,
(iii) will cause, or give any Persons (as defined in Article XII) valid grounds to cause (with or without notice, the passage of time or both), the maturity of any debt, liability or obligation of Holdings or Subsidiary, (iv) requires any filing with, any notification of, or the obtaining of any permit, authorization, consent or approval of, any third party or governmental or regulatory authority, foreign or French, other than the Required Consents (as defined below), (v) violates or conflicts with or constitutes a default under the STATUTS or other corporate documents of either Holdings or Subsidiary, (vi) will result in the cancellation, termination or waiver of any contract or right of either Holdings or Subsidiary, or (vii) will result in the creation or imposition of any Lien on any asset of either Holdings or Subsidiary.

         (b) Section 4.9(b) of the Contributor Group Disclosure Schedule sets forth an accurate and complete list of the consents, approvals and authorizations required in order to effectuate the consummation of the transactions contemplated by this Agreement (the "REQUIRED CONSENTS").

         SECTION 4.10 FINANCIAL STATEMENTS. Section 4.10 of the Contributor Group Disclosure Schedule contains copies of the balance sheets of Holdings and Subsidiary for each of the three (3) fiscal years ending December 31, 1997, December 31, 1998 and December 31, 1999, respectively, and the related statements of income and stockholders' equity and cash flows for each company for each of the years in the three-year period ended December 31, 1999, certified by Holdings' and Subsidiary's independent public accountants, respectively. Except as noted thereon, such financial statements have been prepared from the corporate books and records of Holdings and Subsidiary, respectively, in accordance with generally accepted accounting principles in France ("FRENCH GAAP") and on a basis consistent with prior periods, and fairly present the financial position of Holdings and Subsidiary as of their dates and the results of their operations for the years then ended. Section 4.10 of the Contributor Group Disclosure

Schedule also contains copies of the unaudited balance sheets of Holdings and Subsidiary as of March 31, 2000, and the related statements of income for the three (3) month period then ended (together with the audited financial statements as set forth in this Section 4.10, collectively referred to as the "FINANCIAL STATEMENTS"). Except as noted thereon, such unaudited financial statements have been prepared from the corporate books and records of Holdings and Subsidiary, respectively, in accordance with French GAAP and on a basis consistent with prior periods and fairly present the financial position of each company and the results of their operations as of March 31, 2000, and for the respective three (3) month period then ended. The financial statements as of March 31, 2000, and for the three (3) month period then ended, are hereinafter sometimes referred to as the "INTERIM FINANCIAL STATEMENTS" and the balance sheets as of March 31, 2000 are hereinafter sometimes referred to as the "INTERIM BALANCE SHEETS."

         SECTION 4.11 NO UNDISCLOSED LIABILITIES. Except as and to the extent of the amounts specifically disclosed or accrued for or reserved against in the Interim Balance Sheets, neither Holdings nor Subsidiary has any liabilities or obligations of any nature, including any guarantees granted to any Persons, whether absolute, accrued, contingent or otherwise and whether due or to become due.

         SECTION 4.12 ABSENCE OF CERTAIN CHANGES. Since December 31, 1999, neither Holdings nor Subsidiary has:

         (a) suffered any adverse change in its condition (financial or otherwise), assets, liabilities or business, or experienced any work stoppages, work slowdowns or attempts to unionize its employees or suffered any material casualty loss (not fully insured);

         (b) made any change in its business or operations or in the manner of conducting its business;

         (c) incurred any obligations or liabilities (whether absolute, accrued, contingent or otherwise and whether due or to become due) or made any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

         (d) paid, discharged or satisfied any Lien or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due);

         (e) permitted or allowed any of its properties or assets (whether real, personal or mixed, tangible or intangible) to be subjected to any Lien;

         (f) written down or determined to write down or written up or determined to write up the value of any inventory, except for write downs in the ordinary course of business, consistent with past practice and at a rate no greater than during the prior twelve (12) months;

         (g) canceled, waived or written off any debts, claims or rights worth Three Thousand United States Dollars (US $3,000) or more individually or Seven Thousand Five Hundred United States Dollars (US $7,500) or more in the aggregate;

         (h) acquired any additional, or sold, transferred or conveyed any existing, properties or assets (whether real, personal or mixed, tangible or intangible);

         (i) granted any increase in the compensation of any legal representative, director or employee (including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or instituted or adopted any new benefit program, plan or other arrangement for its legal representatives, directors or employees;

         (j) made any pension, retirement, profit sharing, bonus or other employee welfare or benefit payment;

         (k) declared, paid or made or set aside for payment or making, any dividends or other distribution in respect of the Shares, any Holdings Capital Stock, any Subsidiary Capital Stock or any other security or securities of either Holdings or Subsidiary, or directly or indirectly redeemed, purchased or otherwise acquired any of the Holdings Capital Stock, Subsidiary Capital Stock or other securities;

         (l) made any change in any method of accounting or accounting practice;

         (m) entered into any agreement, arrangement or transaction with any stockholder, legal representative, director or employee of either Holdings or Subsidiary, or with any Affiliate of either company other than the Aventis Release; or

         (n) agreed, whether in writing or otherwise, to take any action described in this Section 4.12.

         SECTION 4.13 CERTAIN TAX MATTERS AND SOCIAL SECURITY MATTERS.

         (a) Holdings has timely filed all Tax Returns (as defined in Article XII hereof) that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes (as defined in Article XII) owed by Holdings (whether or not shown on any Tax Return) have been paid. Holdings is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Holdings does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Holdings that arose in connection with any failure (or alleged failure) to pay any Tax.

         (b) Subsidiary has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Subsidiary (whether or not shown on any Tax Return) have been paid. Subsidiary is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Subsidiary does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of Subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax.

         (c) Holdings has withheld and paid all Taxes required to have been withheld or paid in connection with the amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         (d) Subsidiary has withheld and paid all Taxes and other amounts required to have been withheld or paid in connection with the amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

         (e) No legal representative, director or employee (including any employee responsible for Tax matters) of Holdings expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of Holdings either (i) claimed or raised by any authority in writing or (ii) as to which any of the legal representatives, directors or employees (including employees responsible for Tax matters) of Holdings has knowledge based upon contact with any agent of such authority. Section 4.13(e) of the Contributor Group Disclosure Schedule contains an accurate and complete list of all Tax Returns filed with respect to Holdings for taxable periods ended on or after December 31, 1998. In addition, Section 4.13(e) of the Contributor Group Disclosure Schedule indicates those Tax Returns that have been audited and those Tax Returns that currently are the subject of audit. Holdings has delivered to Recipient correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Holdings relating to taxable periods ending on or after December 31, 1998.

         (f) No legal representative, director or employee (including any employee responsible for Tax matters) of Subsidiary expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of Subsidiary either (i) claimed or raised by any authority in writing or (ii) as to which any of the legal representatives, directors or employees (including employees responsible for Tax matters) of Subsidiary has knowledge based upon personal contact with any agent of such authority. Section 4.13(f) of the Contributor Group Disclosure Schedule contains an accurate and complete list of all Tax Returns filed with respect to Subsidiary for taxable periods ended on or after December 31, 1998. In addition, Section 4.13(f) of the Contributor Group Disclosure Schedule indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. Subsidiary has delivered to Recipient correct and complete copies of all Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Subsidiary relating to taxable periods ending on or after December 31, 1998.

         (g) Neither Holdings nor Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         (h) Section 4.13(h) of the Contributor Group Disclosure Schedule contains an accurate and complete list of the following information with respect to Holdings as of the most recent practicable date: (i) the amount of any net operating loss, net capital loss, investment, foreign or other tax credit or charitable contribution carryover of Holdings and (ii) the amount of any deferred gain or loss allocable to Holdings arising out of any deferred intracompany transaction. Consummation of the transactions contemplated hereby will not place any limitation(s) on the use of the tax attributes referred to in the preceding sentence.

         (i) Section 4.13(i) of the Contributor Group Disclosure Schedule contains an accurate and complete list of the following information with respect to Subsidiary as of the most recent practicable date: (i) the amount of any net operating loss, net capital loss, investment, foreign or other tax credit or charitable contribution carryover of Subsidiary and (ii) the amount of any deferred gain or loss allocable to Subsidiary arising out of any deferred intracompany transaction. Consummation of the transactions contemplated hereby will not place any limitation(s) on the use of the tax attributes referred to in the preceding sentence.

         (j) The unpaid Taxes of Holdings (i) did not, as of the date of its Interim Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such Interim Balance Sheet (rather than in any notes thereto) and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date.

         (k) The unpaid Taxes of Subsidiary (i) did not, as of the date of its Interim Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such Interim Balance Sheet (rather than in any notes thereto) and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date.

         (l) Holdings and Subsidiary have each duly filed, in a timely fashion, all reports and returns required to be filed by them and have duly paid or provided for all contributions and other charges due or claimed to be due from them, to or by all social security and related authorities. No social security or related filings of either Holdings or Subsidiary have been audited by any social security or related authority. The allocations for social security and related contributions contained in the Financial Statements and carried on the books of Holdings and Subsidiary on the Closing Date are adequate to cover the social security and related liabilities as of the Closing Date. Since December 31, 1999, Holdings and Subsidiary have had no social security or related liabilities other than in the ordinary course of business. There is no pending inquiry by any social security or related authority concerning Holdings or Subsidiary. Neither Holdings nor Subsidiary has received any notice of an audit by any social security or related authority relating to, or for claims asserted for, contributions by or assessments against either Holdings or Subsidiary, and there is no basis for any such inquiry or claim.

         (m) Since the date of the Interim Balance Sheet, neither Holdings nor Subsidiary has incurred any liabilities for Taxes except in the ordinary course of business.

         SECTION 4.14 TITLE TO PROPERTIES; ENCUMBRANCES. Each of Holdings and Subsidiary has good, valid and marketable title to all of its owned properties and assets, real, personal and mixed, tangible and intangible. None of such properties or assets is owned (in whole or in part) by, or licensed to, any other Person or is subject to any Lien.

         SECTION 4.15 FIXED AND OTHER TANGIBLE ASSETS.

         (a) Section 4.15(a) of the Contributor Group Disclosure Schedule contains an accurate and complete description of all fixed and other tangible assets owned or used by Holdings and an accurate and complete list of which assets are owned by Holdings and which assets are not.

         (b) Section 4.15(b) of the Contributor Group Disclosure Schedule contains an accurate and complete description of all fixed and other tangible assets owned or used by Subsidiary and an accurate and complete list of which assets are owned by Subsidiary and which assets are not.

         (c) All assets listed in Sections 4.15(a) and 4.15(b) of the Contributor Group Disclosure Schedule are structurally sound with no material defects, in good operating condition and repair (ordinary wear and tear excepted) and usable in the ordinary course of business, and all leasehold improvements located on the leased real properties are structurally sound and useable for their current purpose. Neither Holdings nor Subsidiary has received notification that it is in violation of any applicable building or zoning law, ordinance or regulation in respect of the assets referred to in either (a) or
(b) above or their operation.

         SECTION 4.16 LEASES.

         (a) Section 4.16(a) of the Contributor Group Disclosure Schedule contains an accurate and complete list of each lease pursuant to which Holdings leases real or personal property and an accurate and complete list of the real and personal property covered by each such lease. Holdings has previously delivered to Recipient complete and accurate copies of all such leases. Any permits and licenses necessary for the use of any of the leased properties have been obtained and are in effect. Holdings does not sublease and has not subleased any premises in any of the leased real properties to any tenants. Holding does not sublease any of its leased personal property to any third party. Section 4.16(a) of the Contributor Group Disclosure Schedule also sets forth an accurate and complete list of all service, maintenance and utility contracts affecting Holdings' leased properties. All such contracts are currently in full force and effect and copies of all such contracts have been delivered to Recipient.

         (b) Section 4.16(b) of the Contributor Group Disclosure Schedule contains an accurate and complete list of each lease pursuant to which Subsidiary leases real or personal property and an accurate and complete list of the real and personal property covered by each such lease. Subsidiary has previously delivered to Recipient complete and accurate copies of all such leases. Any permits and licenses necessary for the use of any of the leased properties have been obtained and are in effect. Subsidiary does not sublease and has not subleased any premises in any of the leased real properties to any tenants. Subsidiary does not sublease any of its leased personal property to any third party. Section 4.16(b) of the Contributor Group Disclosure Schedule also sets forth an accurate and complete list of all service, maintenance and utility contracts affecting Subsidiary's leased properties. All such contracts are currently in full force and effect and copies of all such contracts have been delivered to Recipient.

         (c) All leases listed in Sections 4.16(a) and 4.16(b) of the Contributor Group Disclosure Schedule are valid, binding and enforceable in accordance with their terms and are in full force and effect. There are no existing defaults by either Holdings or Subsidiary or by any other party thereunder. No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default of either Holdings or Subsidiary or by any other party thereunder. All such leases will continue in effect after the Closing Date and the consummation of the transactions contemplated by this Agreement without the consent, approval or act of any other party.

         SECTION 4.17 HOLDINGS COMPUTER PROGRAMS, DATABASES AND SOFTWARE.
Section 4.17 of the Contributor Group Disclosure Schedule contains an accurate and complete list of all computer software used by Holdings. Holdings owns or has valid licenses to all computer software used in its business. Such software, and the documentation thereof, is sufficient to operate Holdings' management information systems. All right, title and interest in and to any computer software developed by or for Holdings (the "HOLDINGS SOFTWARE") is owned by Holdings free and clear of all Liens, and no party other than Holdings has any ownership or other proprietary interest in such Holdings Software. The development, use or sale of the Holdings Software by Holdings did not, and does not, violate any rights of any Person, and Holdings has not received any communication alleging any such violation. Holdings does not have any obligation to compensate any Person for the development, use, sale or exploitation of the Holdings Software, and Holdings has not granted to any Person any license, option or other right to use, develop or sell the Holdings Software.

         SECTION 4.18 SUBSIDIARY COMPUTER PROGRAMS, DATABASES AND SOFTWARE.
Section 4.18 of the Contributor Group Disclosure Schedule contains an accurate and complete list of all computer software used by Subsidiary. Subsidiary owns or has valid licenses to all computer software used in its business. Such software, and the documentation thereof, is sufficient to operate Subsidiary's management information systems. All right, title and interest in and to any computer software developed by or for Subsidiary (the "SUBSIDIARY SOFTWARE") is owned by Subsidiary free and clear of all Liens, and no party other than Subsidiary has any ownership or other proprietary interest in such Subsidiary Software. The development, use or sale of the Subsidiary Software by Subsidiary did not, and does not, violate any rights of any Person, and Subsidiary has not received any communication alleging any such violation. Subsidiary does not have any obligation to compensate any Person for the development, use, sale or exploitation of the Subsidiary Software, and Subsidiary has not granted to any Person any license, option or other right to use, develop or sell the Subsidiary Software.

         SECTION 4.19 INTELLECTUAL PROPERTY.

         (a) Section 4.19(a) of the Contributor Group Disclosure Schedule contains an accurate and complete description of all French and foreign (non-French) patents, patent applications, patent licenses, trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, copyright registrations and applications therefor and company and commercial names, all Intellectual Property which are used by Holdings and/or which are owned or held by Holdings and/or under which Holdings owns or holds any license, or in which Holdings owns or holds any interest, and all other Intellectual Property as is reasonably necessary for the operation of all business or activities now conducted by Holdings, or proposed to be conducted by Recipient after Closing as contemplated by the activities described on EXHIBIT K hereto ("Milestones"), except for MVAX and AC Vaccine Technology Milestones (collectively, the "HOLDINGS INTELLECTUAL PROPERTY"). Section 4.19(a) of the Contributor Group Disclosure Schedule further sets forth: (i) the nature of each such Holdings Intellectual Property; (ii) the owner of each such Holdings Intellectual Property; (iii) the jurisdictions by or in which each such Holdings Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements to which Holdings is a party and pursuant to which Holdings or any other Person is authorized to use any Holdings Intellectual Property. All Holdings Intellectual Property is either owned by Holdings free and clear of any adverse claim of any nature of any third party or the subject of an appropriate license agreement pursuant to which Holdings has the right to make, use, sell, import, export and disclose such Intellectual Property, including without limitation commercial exploitation of such Intellectual Property. Copies of all such agreements have been previously delivered to Recipient.

         (b) Section 4.19(b) of the Contributor Group Disclosure Schedule contains an accurate and complete description of all French and foreign (non-French) patents, patent applications, patent licenses, trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, copyright registrations and applications therefor and company and commercial names, all Intellectual Property which are used by Subsidiary and/or which are owned or held by Subsidiary and/or under which Subsidiary owns or holds any license, or in which Subsidiary owns or holds any interest, and all other Intellectual Property as is reasonably necessary for the operation of all business or activities now conducted by Subsidiary, or proposed to be conducted by Recipient after Closing as contemplated by the activities described on EXHIBIT K hereto, except for MVAX and AC Vaccine Technology Milestones (collectively, the "SUBSIDIARY INTELLECTUAL PROPERTY"). Section 4.19(b) of the Contributor Group Disclosure Schedule further sets forth: (i) the nature of each such Subsidiary Intellectual Property; (ii) the owner of each such Subsidiary Intellectual Property; (iii) the jurisdictions by or in which each such Subsidiary Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed, including the respective registration or application numbers; and (iv) licenses, sublicenses and other agreements to which Subsidiary is a party and pursuant to which Subsidiary or any other Person is authorized to use any Subsidiary Intellectual Property. All Subsidiary Intellectual Property is either owned by Subsidiary free and clear of any adverse claim of any nature of any third party or the subject of an appropriate license agreement pursuant to which Subsidiary has the right to make, use, sell, import, export and disclose such Intellectual Property, including without limitation commercial exploitation of such Intellectual Property. Copies of all such agreements have been previously delivered to Recipient.

         (c) Section 4.19(c) of the Contributor Group Disclosure Schedule sets forth an accurate and complete list of all preclinical, in vitro and clinical studies and data owned, used, developed, learned or compiled by Holdings and/or Subsidiary with regard to chondrocytes, "suicide" genes (e.g., the thymidine kinase or "TK" gene) and uses of either chondrocytes (e.g., in autologous chondrocyte implantation procedures) or suicide genes (e.g., in gene therapy procedures for treating graft-versus-host disease or cancerous conditions), including, but not limited to, all data prepared in anticipation of any marketing application of, or as support for, a product to be marketed that is to be used in a clinical or medical study in patients. All such data are true, accurate, and representative of the work. No material data in the possession or knowledge of the Contributor Group exists that would undermine or void these representations or warranties. All products, studies and data manufactured, prepared, developed, conducted, gathered and generated by Holdings and/or Subsidiary have been manufactured, prepared, developed, conducted, gathered, and generated by Holdings and/or Subsidiary in accordance with Good Laboratory Practices, Good Clinical Practices and Good Manufacturing Practices, as those terms are commonly used by the appropriate regulatory authorities and by the pharmaceutical industry generally, to the extent of their applicability. The regulations and processes applicable to the chondrocytes, the "TK" gene and gene therapy have the normal uncertainties with regard to the regulatory policies, procedures and agencies. The Contributors cannot guarantee approval or favorable action by the applicable government regulatory agencies. The Contributors will use their best efforts to cooperate with Recipient and relevant regulatory agencies to obtain all necessary or desirable regulatory approvals and authorizations. None of the individuals who have been involved with or assisted in manufacturing, preparing, developing, conducting, gathering or generating any or all such products, studies or data, or who have been involved in the preparation of any regulatory dossiers, have ever been involved in any criminal conduct of any nature, relating to the development or approval of any drug or medical device, or a crime that involves bribery, payment of illegal gratuities, fraud, perjury, false statement, racketeering, blackmail, extortion, falsification or destruction of records, or interference with, obstruction of an investigation into, or prosecution of any criminal offense, or any conspiracy to commit, or aiding, or abetting such a crime.

         (d) Neither Holdings nor Subsidiary unlawfully infringes or unlawfully or wrongly uses any Intellectual Property owned by any Person. No process, method, machine, article of manufacture or composition of matter made, used, sold, offered for sale or imported (or previously made, used, sold, offered for sale or imported) by Holdings or Subsidiary infringes any Intellectual Property of any Person. No process, method, machine, article of manufacture or composition of matter made, used, sold, offered for sale or imported (or previously made, used, sold, offered for sale or imported) in a chondrocyte production, culture or implantation program of Holdings or Subsidiary, including, without limitation, as described in patent application FR 9911564 entitled "COMPOSITIONS DE CHONDROCYTES, PREPARATION ET UTILISATIONS," or in Brittberg, Mats, Anders Lindahl, Anders Nilsson, et al., "Treatment of Deep Cartilage Defects in the Knee with Autologous Chondrocyte Transplantation," THE NEW ENGLAND JOURNAL OF MEDICINE, Vol. 331, No. 14, pp. 889-895 (October 6,
1994), has unlawfully infringed or otherwise violated, or does unlawfully infringe or otherwise violate, any Intellectual Property of any Person. No process, method, machine, article of manufacture or composition of matter made, used, sold, offered for sale or imported (or previously made, used, sold, offered for sale or imported) in the area of media for preservation of biological material of Holdings or Subsidiary, including, without limitation, as described in patent application PCT/FR97/00385, has infringed or violated, or does infringe or violate, any Intellectual Property of any Person. Furthermore, no process, method, machine, article of manufacture or composition of matter made, used, sold, offered for sale or imported (or previously made, used, sold, offered for sale or imported) in a gene therapy program or development of Holdings or Subsidiary, including without limitation as described in patent application FR 91 13430 or PCT/FR92/01016, or in U.S. Pat. No. 5,843,432 or EP 674 716, or in patent application PCT/FR93/01259, has unlawfully infringed or violated, or does unlawfully infringe or violate, any Intellectual Property of any Person. The representations and warranties set forth in this subparagraph 4.19(d) are made with respect to all business and activities now conducted by Contributors, Holdings and Subsidiary and all business activities to be conducted after the Closing Date as contemplated by the activities described on EXHIBIT K hereto.

         (e) The Holdings Intellectual Property is sufficient to enable Holdings to conduct its business as currently conducted. The Subsidiary Intellectual Property is sufficient to enable Subsidiary to conduct its business as currently conducted. To the best knowledge of Contributors, Holdings and Subsidiary, after a reasonable evaluation of information which any member of the Contributor Group has become aware, the Holdings Intellectual Property and Subsidiary Intellectual Property will enable Recipient to achieve, and will not impede, the activities to be conducted after the Closing Date as contemplated by the activities described on EXHIBIT K hereto, except that the Holdings Intellectual Property and the Subsidiary Intellectual Property are not represented to enable Recipient to achieve the MVAX and AC Vaccine Technology Milestones.

         (f)   RESERVED

         (g) None of Holdings, its legal representatives, legal counsel, directors or employees has received any claim in writing by any Person with respect to the use or validity of any of Holdings Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto, and no such claim has been threatened. No Holdings Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Holdings or restricting the licensing thereof by Holdings to any other Person. Holdings has not entered into any agreement to indemnify any other Person against any charge of infringement of any Holdings Intellectual Property.

         (h) None of Subsidiary, its legal representatives, legal counsel, directors or employees has received any claim in writing by any Person with respect to the use or validity of any of the Subsidiary Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement related thereto, and no such claim has been threatened. No Subsidiary Intellectual Property is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Subsidiary or restricting the licensing thereof by Subsidiary to any other Person. Subsidiary has not entered into any agreement to indemnify any other Person against any charge of infringement of any Subsidiary Intellectual Property.

         (i) Each of Holdings, its legal representatives, directors and employees to whom any of the processes, formulae, research, development results or other know-how of Holdings has been disclosed is subject to a confidentiality agreement with Holdings, sufficient to adequately protect from disclosure the Holdings Intellectual Property and all other confidential information of Holdings.

         (j) Each of Subsidiary, its legal representatives, directors and employees to whom any of the processes, formulae, research, development results or other know-how of Subsidiary has been disclosed is subject to a confidentiality agreement with Subsidiary, sufficient to adequately protect from disclosure the Subsidiary Intellectual Property and all other confidential information of Subsidiary.

         (k) Holdings and Subsidiary own, are validly licensed or otherwise have rights to such Intellectual Property as is reasonably necessary for the operation of all business or activities now conducted by each of them. To the best knowledge of Contributors, Holdings and Subsidiary, after a reasonable evaluation of information which any member of the Contributor Group has become aware, Holdings and Subsidiary own, are validly licensed or otherwise have rights to such Intellectual Property as is reasonably necessary for the operation of all business or activities proposed to be conducted by Recipient after the Closing, as contemplated by the activities described on EXHIBIT K hereto.

         (l) Neither Holdings nor Subsidiary has been notified or advised, has been the recipient of a claim, or has any knowledge, after a reasonable evaluation of information which any member of the Contributor Group has become aware, that any activity of Holdings or Subsidiary, now conducted or proposed to be conducted after the Closing Date, as contemplated by the activities described on EXHIBIT K hereto, infringes, violates or adversely affects the Intellectual Property of any Person.

         (m)   With respect to each item of Intellectual Property identified in
Section 4.19(a) of the Contributor Group Disclosure Schedule:

               (i) Holdings owns and possesses all right, title and interest in and to the item, free and clear of any Lien;

               (ii) The item is not subject to any outstanding order, judgment or decree;

               (iii) No action is pending in any administrative or judicial proceeding or is threatened, which challenges the validity, enforceability, protectability, use or ownership of the item;

               (iv) The item is valid, subsisting, enforceable and patentable or otherwise protectable or defendable, and Holdings is unaware of any fact which, individually or in the aggregate, could reasonably be argued to detrimentally affect the validity, ownership, patentability, protectability, defendability or enforceability of such item;

               (v) Holdings has never agreed to indemnify and has never indemnified any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item;

               (vi) The consummation of the transactions contemplated by this Agreement will not have a Material Adverse Effect (as defined in Article XII) on any right to or the use of the item;

               (vii) Holdings has not received notice and does not have any knowledge, after a reasonable evaluation of information which any member of the Contributor Group has become aware, that the manufacture, use, sale, importation or exportation of any information, product, process or other technology described or disclosed in any such item infringes or violates, or would infringe or violate, the Intellectual Property of any Person;

               (viii) Holdings is not aware of any license agreement listed, or required to be listed, on the Contributor Group Disclosure Schedule which has been revoked, terminated or canceled;

               (ix) Holdings has not received notice that any Person is infringing, violating or interfering with, or has misappropriated the rights of Holdings to such item and Holdings does not have any knowledge, after a reasonable evaluation of information which any member of the Contributor Group has become aware, that any Person is infringing, violating or interfering with, or has misappropriated the rights of Holdings to such item;

               (x) There is no restriction affecting the use by Holdings of such item and no license has been granted with respect thereto, except as specifically identified on the Contributor Group Disclosure Schedule; and

               (xi) The execution of this Agreement and the consummation of the transactions contemplated hereby will not affect the nature, scope, existence, validity or enforceability of any Holdings Intellectual Property or any license, sublicense, or other agreement relating to, or other rights under, any Holdings Intellectual Property; and

               (xii) Any control transferred to Recipient of any Holdings Intellectual Property--or any or all rights under any licenses, sublicenses, or agreements relating to Holdings Intellectual Property--on execution of the Agreement will not affect the nature, scope, existence, validity or enforceability of any such Holdings Intellectual Property or any such license, sublicense, or other agreement relating to, or other rights under, any such Holdings Intellectual Property.

         (n)   With respect to each item of Intellectual Property identified in
Section 4.19(b) of the Contributor Group Disclosure Schedule:

               (i) Subsidiary owns and possesses all right, title and interest in and to the item, free and clear of any Lien;

               (ii) The item is not subject to any outstanding order, judgment or decree;

               (iii) No action is pending in any administrative or judicial proceeding or is threatened, which challenges the validity, enforceability, protectability, use or ownership of the item;

               (iv) The item is valid, subsisting, enforceable and patentable or otherwise protectable or defendable and Subsidiary is unaware of any fact which, individually or in the aggregate, could reasonably be argued to detrimentally affect the validity, ownership, patentability, protectability, defendability or enforceability of such item;

               (v) Subsidiary has never agreed to indemnify and has never indemnified any Person for or against any interference, infringement, misappropriation or other conflict with respect to the item;

               (vi) The consummation of the transactions contemplated by this Agreement will not have a Material Adverse Effect on any right to or the use of the item;

               (vii) Subsidiary has not received notice and does not have any knowledge, after a reasonable evaluation of information which any member of the Contributor Group has become aware, that the manufacture, use, sale, importation or exportation of any information, product, process or other technology described or disclosed in any such item infringes or violates, or would infringe or violate, the Intellectual Property of any Person;

               (viii) Subsidiary is not aware of any license agreement listed, or required to be listed, on the Contributor Group Disclosure Schedule which has been revoked, terminated or canceled;

               (ix) Subsidiary has not received notice that any Person is infringing, violating or interfering with, or has misappropriated the rights of Subsidiary to such item and Subsidiary does not have any knowledge, after a reasonable evaluation of information which any member of the Contributor Group has become aware, that any Person is infringing, violating or interfering with, or has misappropriated the rights of Subsidiary to such item; and

               (x) There is no restriction affecting the use by Subsidiary of such item and no license has been granted with respect thereto, except as specifically identified on the Contributor Group Disclosure Schedule; and

               (xi) The execution of this Agreement and the consummation of the transactions contemplated hereby will not affect the nature, scope, existence, validity or enforceability of any Subsidiary Intellectual Property or any license, sublicense, or other agreement relating to, or other rights under, any Subsidiary Intellectual Property; and

               (xii) Any control transferred to Recipient of any Subsidiary Intellectual Property--or any or all rights under any licenses, sublicenses, or agreements relating to Subsidiary Intellectual Property--on execution of the Agreement will not affect the nature, scope, existence, validity or enforceability of any such Subsidiary Intellectual Property or any such license, sublicense, or other agreement relating to, or other rights under, any such Subsidiary Intellectual Property.

         (o) The Contributor Group has no knowledge, after a reasonable evaluation of information which any member of the Contributor Group has become aware, of any products, inventions, procedures, compositions or methods that any competitor or other Person has developed which reasonably, either as of the date hereof or as of the Closing Date, could be expected to supercede or make obsolete any product, process or development of Holdings or Subsidiary.

         (p) To the best knowledge of the Contributor Group, after acting reasonably and with diligence to ascertain the verity of contrary information if and when such information has been received by any member of the Contributor Group, neither the contract between RPR and Subsidiary of January 13, 1998 (CONTRAT DE RECHERCHE ENTRE RHONE POULENC RORER ET GENOPOIETIC EN DATE DU 13 JANVIER 1998) nor any other contract or agreement between individuals and/or associations of the Contributor Group provides Aventis or RPR with access to or rights with respect to any or all vaccines derived from plasmorviruses, such vaccine technology being disclosed in international patent application PCT/FR97/00619 (i.e.- WO 97/38118) entitled "NOUVEAUX VACCINS ISSUS DE PLASMOVIRUS."

         (q) The UNIVERSITE DE NANTES ("UN") will promptly assign to the L'UNIVERSITE PIERRE ET MARIE CURIE ("UPMC") all rights that UN may have, or will have, in patent application FR 99 11564 entitled "COMPOSITIONS DE CHONDROCYTES, PREPARATION ET UTILISATIONS," additions in France (i.e., divisionals, continuations, continuations-in-part, etc.), foreign extensions (i.e., counterpart applications filed for patent protection outside of France), and any foreign additions of these foreign extensions, as well as all intellectual property rights that UN may have, or will have, concerning chondrocyte-related technologies that result from research pursued under the CONTRAT DE COOPERATION ENTRE GENOPOIETIC ET L'UNIVERSITE DE NANTES EN DATE DU 21 OCTOBRE 1999. Recipient will be presented with a timely opportunity to purchase these rights on the same terms that are available to AVAX (via Subsidiary) for the purchase from UPMC of eighteen families of patents and patent applications through Agreement No. W 20007 (between UPMC and Subsidiary, and as completed by Subsidiary on April 20, 2000).

         (r) Subsidiary has developed and is developing media for storing (under cool, but nonfreezing conditions, as well as under cryopreservation conditions) chondrocytes. Such Subsidiary developed media includes media that is disclosed and claimed in patent application FR 99 11564 entitled "COMPOSITIONS DE CHONDROCYTES, PREPARATION ET UTILISATIONS." Such Subsidiary developed media, as well as other media that Subsidiary is developing for storing chondrocytes, is more effective in storing chondrocytes than the media disclosed and claimed in international patent application WO 97/33975 (i.e., PCT/FR97/00385) entitled "MILIEU POUR LA CONSERVATION DE MATERIEL BIOLOGIQUE." The manufacture, use, sale, offer for sale, or importation in the United States, Europe and Australia of such media that Subsidiary has developed and is developing would not infringe or otherwise violate any current or future rights that Aventis or any other Person has or may have.

         (s) Recipient will have the opportunity to license exclusively all rights in the patent application entitled "AAV Production" (filed in the U.S. on March 5, 1999), additions in the U.S. (i.e., divisionals, continuations, continuations-in-part, etc.), non-U.S. extensions (i.e., counterpart applications filed for patent protection outside of the U.S.), and any non-U.S. additions of these non-U.S. extensions, as well as all intellectual property rights concerning AAV-related technologies that result from research pursued under the CONTRAT DE COLLABORATION ET DE RECHERCHE ENTRE GENOPOIETIC ET L'UNIVERSITE DE NANTES EN DATE DU 27 AVRIL 1999. The opportunity for Recipient to license exclusively these rights will be made in a timely manner and in substance on the same terms that are available to AVAX (via Subsidiary) for the purchase of eighteen families of patents and patent applications of UPMC through Agreement No. W 20007 (between UPMC and Subsidiary, and as completed by GP on April 20, 2000).

         SECTION 4.20 LITIGATION.

         (a) There is no claim, action, suit, proceeding or investigation pending or threatened against or affecting (I) either Holdings or Subsidiary, any of either company's legal representatives, directors or employees or any of either company's assets or (II) any transaction contemplated hereby.

         (b) Neither Holdings nor Subsidiary has received any notice, demand or claim, nor is there any action, suit, inquiry, hearing, proceeding or investigation of a civil, criminal or administrative nature or before any court or governmental or other regulatory or administrative agency, commission or authority which is pending or threatened, directly or indirectly concerning, relating to or resulting from any accident, happening, condition or event caused by or allegedly caused by an alleged hazard or alleged defect in manufacture, design, materials or workmanship (including, without limitation, any alleged failure to warn or any breach of any express or implied warranty or representation) with respect to any product manufactured, produced, distributed, marketed, delivered or sold by either Holdings or Subsidiary nor is there any valid basis therefor.

         SECTION 4.21 INSURANCE.

         (a) Section 4.21(a) of the Contributor Group Disclosure Schedule sets forth an accurate and complete list of all policies of fire, liability, legal representatives, directors or employees coverage, product liability, workmen's compensation, health, title and other forms of insurance in effect with respect to Holdings and the current annual cost of each such policy, true copies of which policies have previously been delivered to Recipient. Section 4.21(a) of the Contributor Group Disclosure Schedule also sets forth an accurate and complete list of all policies of fire, liability, legal representatives, directors or employees coverage, product liability, workmen's compensation, health, title and other forms of insurance in effect with respect to Subsidiary and the current annual cost of each such policy, true copies of which policies have previously been delivered to Recipient. All such policies (I) are valid, outstanding and enforceable, (II) will not in any way be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement, and (iii) will remain in full force and effect through the Closing Date without the payment of additional premiums (other than premiums which are due and payable in the ordinary course of business).

         (b) Each of Holdings and Subsidiary has been and is insured with respect to its properties and the conduct of its business in such amounts and against such risks as are reasonable in relation to its business. Neither Holdings nor Subsidiary has been refused any insurance nor has either company's coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance.

         SECTION 4.22 CONTRACTS.

         (a) Section 4.22(a) of the Contributor Group Disclosure Schedule sets forth an accurate and complete list of:

               (i) all contracts, commitments, arrangements and agreements related to the development, licensing, marketing or distribution of any right, product, development, good or therapy to which Holdings is a party or under which Holdings is obligated or bound or to which any of its properties or assets may be subject;

               (ii) all contracts, commitments, arrangements and agreements related to the development, licensing, marketing or distribution of any right, product, development, good or therapy to which Subsidiary is a party or under which Subsidiary is obligated or bound or to which any of its properties or assets may be subject;

               (iii) all contracts, proposals, commitments, arrangements and agreements related to the manufacturing or proposed manufacturing of any development, product, good or therapy to which Holdings is a party or under which Holdings is obligated or bound or to which any of its properties or assets may be subject;

               (iv) all contracts, proposals, commitments, arrangements and agreements related to the manufacturing or proposed manufacturing of any development, product, good or therapy to which Subsidiary is a party or under which Subsidiary is obligated or bound or to which any of its properties or assets may be subject;

               (v) all contracts, proposals, commitments, arrangements and agreements with contract research organizations, laboratories, consultants, research manufacturers, and similar third parties related to the study or investigation of any right, development, product, good or therapy, or the manufacturing processes and/or materials related thereto to which Holdings is a party or under which Holdings is obligated or bound or to which any of its properties or assets may be subject;

               (vi) all contracts, proposals, commitments, arrangements and agreements with contract research organizations, laboratories, consultants, research manufacturers, and similar third parties related to the study or investigation of any right, development, product, good or therapy, or the manufacturing processes and/or materials related thereto to which Subsidiary is a party or under which Subsidiary is obligated or bound or to which any of its properties or assets may be subject;

               (vii) all contracts, commitments, arrangements and agreements related to the employment, indemnification, retention, severance or termination of any current or former employee, consultant, executive, legal representative or director of Holdings to which Holdings is a party or under which Holdings is obligated or bound or to which any of its properties or assets may be subject;

               (viii) all contracts, commitments, arrangements and agreements related to the employment, indemnification, retention, severance or termination of any current or former employee, consultant, executive, legal representative or director of Subsidiary to which Subsidiary is a party or under which Subsidiary is obligated or bound or to which any of its properties or assets may be subject;

               (ix) all bonds, debentures, evidences of indebtedness, contracts, proposals, commitments, arrangements, grants, instruments and agreements under which Holdings has borrowed from, or is liable to, any third party, with respect to borrowed funds, to which Holdings is a party or under which Holdings is obligated or bound, or to which any of its properties or assets may be subject;

               (x) all bonds, debentures, evidences of indebtedness, contracts, proposals, commitments, arrangements, grants, instruments and agreements under which Subsidiary has borrowed from, or is liable to, any third party, with respect to borrowed funds, to which

         Subsidiary is a party or under which Subsidiary is obligated or bound, or to which any of its properties or assets may be subject;

               (xi) all other contracts, commitments, grants and agreements, licenses, sublicenses, license agreements, joint ventures, collaborative arrangements, partnership or similar relationships or investment relationships concerning Holdings or to which Holdings is a party or under which Holdings is obligated or bound or to which any of its properties or assets may be subject; and

               (xii) all other contracts, commitments, grants and agreements, licenses, sublicenses, license agreements, joint ventures, collaborative arrangements, partnerships, similar relationships or investment relationships concerning Subsidiary or to which Subsidiary is a party or under which Subsidiary is obligated or bound or to which any of its properties or assets may be subject.

         (b) All terms of each of the items listed in Section 4.22(a) of the Contributor Group Disclosure Schedule are in full force and effect and are enforceable against all parties thereto in accordance with their terms. Neither Holdings nor Subsidiary is now in default or is likely to become in default under any such contract, commitment or agreement and no party having any commitment to, or contract or agreement with, either Holdings or Subsidiary is in default thereunder or is likely to become in default thereunder.

         (c)   Set forth in Section 4.22(c) of the Contributor Group Disclosure
Schedule is an accurate and complete description and identification of:

               (i) any agreements that limit the ability of Holdings or Subsidiary (or any Affiliate of either company) to participate or compete in any line of business;

               (ii) any agreements that provide for an indemnification or guaranty of a third-party by Holdings or Subsidiary (or any Affiliate of either company);

               (iii) any agreements that involve annual payments of more than Five Thousand United States Dollars ($5,000) by either Holdings or Subsidiary (or any Affiliate of either company) and that may not be terminated by Holdings or Subsidiary within six (6) months after the date of this Agreement; and

               (iv) any other agreement not made in the ordinary course of business that is material to either Holdings or Subsidiary, taken as a whole.

         SECTION 4.23 PERSONNEL AND LABOR MATTERS.

         (a) Section 4.23(a) of the Contributor Group Disclosure Schedule contains an accurate and complete list of the names, dates of birth, titles, duties, annual salaries, wages and other compensation or benefits (including incentive compensation) of all legal representatives, directors and employees of Holdings and of Subsidiary, as well as the dates on which each such representative, director, and employee commenced working for Holdings or Subsidiary (as appropriate) and all the material provisions of the agreements or arrangements between Holdings and/or Subsidiary and such representative, director and employee.

         (b)   (i)   Both Holdings and Subsidiary are in compliance with all
French Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and are not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against either Holdings or Subsidiary pending or threatened before any governmental or administrative body or entity; (iii) there is no labor strike, dispute, slowdown or stoppage pending or threatened against or involving either Holdings or Subsidiary; (iv) no charge with respect to or relating to either Holdings or Subsidiary is pending before any agency responsible for the prevention of unlawful practices; (v) neither Holdings nor Subsidiary has received notice of the intent of any agency responsible for the enforcement of labor or employment laws to conduct an investigation of, or relating to, either company and no such investigation is in progress; (vi) no labor agreement restricts either Holdings or Subsidiary from relocating, closing or terminating any of its operations or facilities; and (vii) neither Holdings nor Subsidiary has in the past experienced any work stoppage or other labor difficulty or committed any unfair labor practice.

         (c) The agreements or arrangements with all of the legal representatives, directors and employees of Holdings and Subsidiary contain only those terms imposed by law or the applicable collective bargaining agreement (CONVENTION COLLECTIVE NATIONALE DE L'INDUSTRIE PHARMACEUTIQUE), except with respect to salary.

         (d) Section 4.23(d) of the Contributor Group Disclosure Schedule contains an accurate and complete list of accrued amounts for any and all "INDEMNITES DE CONGES PAYES" payments to employees and legal representatives of Holdings and of Subsidiary.

         (e) Neither the Contributors, Holdings nor Subsidiary have granted or promised to grant any increase whatsoever in salary or other benefit to any of the legal representatives, directors or employees of Holdings or Subsidiary, and neither Holdings nor Subsidiary has any obligation to contribute to any compensation, bonus, profit sharing or purchase plan of any nature whatsoever, other than as provided by law and the collective bargaining agreement applicable to its legal representatives, directors and employees. Insofar as such benefit or plan exists, all payments due by Holdings or Subsidiary have been made when due and all accrued amounts have been properly recorded in the Financial Statements.

         SECTION 4.24 ENVIRONMENTAL MATTERS.

         (a) Neither Holdings nor Subsidiary has violated or is in violation of any applicable Environmental Laws (as defined in Article XII);

         (b) Both Holdings and Subsidiary have obtained all Environmental Permits (as defined in Article XII) necessary to enable them to conduct their businesses and are in compliance with such Environmental Permits' requirements, and both Holdings and Subsidiary will have all Environmental Permits necessary to conduct such businesses immediately following the Closing;

         (c) Neither Holdings nor Subsidiary has unlawfully discharged, disposed of or released any Hazardous Substances (as defined in Article XII) on any property now or previously owned, leased or used by Holdings or Subsidiary (including, without limitation, soils, surface and ground waters, sewer systems and buildings thereof);

         (d) Neither Holdings nor Subsidiary has disposed of or contracted for the disposal of any Hazardous Substances for any property now or previously owned, leased or used without using a licensed, certified disposal company;

         (e) There are no underground storage tanks for Hazardous Substances, active or abandoned, present at any property now owned, leased or used by either Holdings or Subsidiary, and neither Holdings nor Subsidiary has received any notice of the presence of, nor are there present, any such tanks on any property previously owned, leased or used by either Holdings or Subsidiary; and

         (f) Both Holdings and Subsidiary have filed all reports and other documents required by any applicable Environmental Laws.

         SECTION 4.25 REGULATORY MATTERS. Neither Holdings, Subsidiary nor any of their legal representatives, directors, employees or consultants, have been disciplined by any governmental, regulatory, administrative or supervisory official or agency or are now or have been made the subject of any disciplinary proceedings by any governmental or administrative entity or have been convicted of a crime for which a Person can be so disciplined.

         SECTION 4.26 INTERESTED TRANSACTIONS.

         (a) No legal representative, director or employee of Holdings and no stockholder of the Holdings Capital Stock, owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible, owned in whole or in part by Holdings or which Holdings has licensed, is using or the use of which is contemplated in its business, or which is useful for the development, manufacture, marketing or distribution of any product, good, service or therapy of Holdings.

         (b) No legal representative, director or employee of Subsidiary and no stockholder of the Subsidiary Capital Stock, owns, directly or indirectly, in whole or in part, any property, asset or right, tangible or intangible, owned in whole or in part by Subsidiary or which Subsidiary has licensed, is using or the use of which is contemplated in its business or which is useful for the development, manufacture, marketing or distribution of any product, good, service or therapy of Subsidiary.

         (c) No legal representative, director or employee of Holdings or any Affiliate or associate of any such individual, and no stockholder of the issued and outstanding Holdings Capital Stock, is a party to any contract or arrangement (whether written or oral) with Holdings, which is not on terms at least as favorable to Holdings as could be obtained in a comparable arm's length transaction with a Person not so affiliated or associated with such legal representative, director, employee or stockholder.

         (d) No legal representative, director or employee of Subsidiary or any Affiliate or associate of any such individual, and no stockholder of the issued and outstanding Subsidiary Capital Stock, is a party to any contract or arrangement (whether written or oral) with Subsidiary, which is not on terms at least as favorable to Subsidiary as could be obtained in a comparable arm's length transaction with a Person not so affiliated or associated with such legal representative, director, employee or stockholder.

         SECTION 4.27 ASSETS AND RIGHTS NECESSARY TO HOLDINGS' BUSINESS. Holdings has good, valid and marketable title to all properties and assets, real, personal and mixed, tangible and intangible, including, but not limited to, inventories, clinical data, regulatory filings and approvals, contractual rights and Holdings Intellectual Property and will continue to be a party, after the Closing, to all leases, licenses and other agreements reasonably necessary to permit it to carry on its business as it has been conducted. In particular, Holdings has all rights reasonably necessary to practice and enforce Holdings Intellectual Property.

         SECTION 4.28 ASSETS AND RIGHTS NECESSARY TO SUBSIDIARY'S BUSINESS. Subsidiary has good, valid and marketable title to all properties and assets, real, personal and mixed, tangible and intangible, including, but not limited to, inventories, clinical data, regulatory filings and approvals, contractual rights and Subsidiary Intellectual Property and will continue to be a party, after the Closing, to all leases, licenses and other agreements reasonably necessary to permit it to carry on its business as it has been conducted. In particular, Subsidiary has all rights reasonably necessary to practice and enforce Subsidiary Intellectual Property.

         SECTION 4.29 BROKERS OR FINDERS. No Person is entitled to any brokerage commission, finder's fee, advisory (other than legal) fee or like payment from either Holdings or Subsidiary in connection with the transactions contemplated by this Agreement.

         SECTION 4.30 COMPLIANCE WITH LAWS AND COURT ORDERS. Since their inception, each of Holdings and Subsidiary has complied in all material respects with its obligations to make all required or desirable filings and reports with all governmental and regulatory bodies and has complied in all material respects with all laws, rules, regulations, licensing requirements and orders applicable to Holdings and Subsidiary and to the operation of each company's business, and there has been no written assertion received, and no legal representative, director or employee of either company has received any oral notice, from any party responsible for the administration or enforcement thereof that either Holdings or Subsidiary has violated any such laws, rules, regulations, requirements or orders.

         SECTION 4.31 ABSENCE OF COMPETING INTERESTS.

         (a) Neither of the Contributors nor any of the Other Subsidiary Shareholders or Other Holdings Shareholders, has any interest whatsoever, ownership or otherwise, direct or indirect, in any enterprise or undertaking that is (i) a direct or indirect competitor, supplier, principal or customer of either Holdings or Subsidiary, (ii) a direct or indirect owner, lessor, lessee, licensor or licensee of any one or more of the assets, tangible or intangible, owned or used by either Holdings or Subsidiary in the operation of its business, or (iii) a direct or indirect party to any agreement or undertaking with either Holdings or Subsidiary.

         (b) Neither of the Contributors, nor any of the Other Subsidiary Shareholders or Other Holdings Shareholders is a legal representative, consultant, agent, director or employee of any direct or indirect competitor of either Holdings or Subsidiary, other than Prof. Klatzmann's participation prior to the Closing Date on the Scientific Advisory Board of Progenics.

         (c) Prof. Klatzmann hereby represents and warrants that, as a result of his relationship with Progenics, he gained no specific knowledge of and was not involved, either directly or indirectly, in any research or clinical development related in any way, directly or indirectly, to any form of cancer or any cure, vaccine and/or treatment therefor or related to any area or scientific field that is competitive in any way with the business of Recipient and/or Holdings or Subsidiary.

         (d) The Contributor Group further represents and warrants that no impediment, obstacle, hindrance or barrier of any nature, including, but not limited to, any contract, duty, right, obligation or covenant exists or will come into existence with the passage of time or upon the occurrence of any event or action, that prevents, impedes, obstructs, hinders or bars, or that would or might prevent, impede, obstruct, hinder or bar, in any way, directly or indirectly, the right, ability or capacity of either of the Contributors to render services and perform their obligations as a consultant to AVAX, Holdings, and/or Subsidiary as contemplated herein and in the Consulting and Assignment Agreement for a period of not less than ten (10) years following the Closing Date; provided, however, that AVAX acknowledges that Prof. Klatzmann and Prof. Salzmann currently work and will continue after the Closing to work in non-commercial capacities as professors at UPMC and UNIVERSITE PARIS-NORD ("PARIS-NORD"), respectively, and as a result, must comply with their respective duties to such universities as such duties are fixed by French Law.

         (e) The Contributor Group represents and warrants that neither of the Contributors nor Holdings or Subsidiary is a party to any agreement containing any non-disclosure, non-solicitation, non-competition or similar provision that might preclude or hinder either Contributor, Holdings or

Subsidiary from performing any action or service to be performed by either such Contributor, Holdings or Subsidiary as contemplated by this Agreement and/or by the Consulting and Assignment Agreements.

         (f) The Contributor Group represents and warrants that the transactions contemplated by this Agreement will result in the grant, assignment and transfer from Contributors to Recipient at the Closing of all right, title and interest the Contributors have as of the Closing Date, or will have after the Closing Date, without any further action on the part of the Contributors with the passage of time or upon the occurrence of any event, jointly and severally, directly or indirectly and regardless of how or when arising, in and to any and all Intellectual Property of any nature whatsoever, regardless of the subject matter thereof, including, but not limited to, the right to sue and to protect such right, title and interest for the benefit of Recipient in the name of either or both of the Contributors, subject only to the rights of UPMC and Paris-Nord described above in this Section 4.31.

         SECTION 4.32 ABSENCE OF ANY INTERESTS OF AVENTIS. Aventis has no rights (contract or otherwise) in connection with either of the Contributors, Holdings or Subsidiary, including, but not limited to, with regard to any Intellectual Property owned, licensed, developed, created or used, in whole or in part, directly or indirectly, to or by Holdings, Subsidiary or either or both Contributors or with regard to any other asset of Holdings, Subsidiary or either or both Contributors, tangible or intangible, owned, licensed or used by Holdings or Subsidiary in the operation of its business.

         SECTION 4.33 PROFESSOR STATUS. Prof. Klatzmann is a professor of medicine at UPMC. Prof. Salzmann is a professor of medicine at Paris-Nord. Except as provided in this Section 4.33, neither of the Contributors owes any employment, teaching or consulting commitment or obligation to any third party.

         SECTION 4.34 DISCLOSURE. No representation or warranty to Recipient contained in this Agreement or in any agreement contemplated hereby, and no statement contained in the Contributor Group Disclosure Schedule attached hereto or any certificate furnished to Recipient pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

                                    ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

               Except as set forth on the Contributors' Disclosure Schedule attached hereto as EXHIBIT L ("CONTRIBUTORS' DISCLOSURE SCHEDULE"), which has been delivered to Recipient prior to the execution of this Agreement, each of the Contributors, jointly and severally, hereby represents and warrants to Recipient, as of the date of this Agreement, such representations and warranties to be continuing representations and warranties through the Closing Date, as follows:

         SECTION 5.1 RECEIPT OF AVAX STOCK.

         (a) Each of the Contributors, the Other Holdings Shareholders and the Other Subsidiary Shareholders intend to hold AVAX Stock for investment for their own account and not with a view to, or for sale in connection with, any resale or distribution thereof. Each of the Contributors, the Other Holdings Shareholders and the Other Subsidiary Shareholders, either alone or together with their advisors, has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his investments in AVAX Stock and is capable of bearing the economic risks of such investment. All of the Contributors, the Other Holdings Shareholders and the Other Subsidiary Shareholders are "accredited investors" as that term is defined in Rule 501(a) under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT").

         (b) Each of the Contributors, the Other Holdings Shareholders and the Other Subsidiary Shareholders is aware of AVAX's business affairs and financial condition and have received and reviewed copies of the AVAX SEC Reports (as defined in Section 6.7 below) and have acquired sufficient information about AVAX to reach an informed and knowledgeable decision to acquire shares of AVAX Stock. All of the Contributors, the Other Holdings Shareholders and the Other Subsidiary Shareholders are able to bear the economic risk of holding shares of AVAX Stock for an indefinite period, including the loss of their entire investment.

         (c) AVAX Stock was not offered or sold to the Contributors, the Other Holdings Shareholders and/or the Other Subsidiary Shareholders by any form of general solicitation or advertising. All of the Contributors, the Other Holdings Shareholders and the Other Subsidiary Shareholders understand that their acquisition of AVAX Stock has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Contributors', the Other Holdings Shareholders' and the Other Subsidiary Shareholders' investment intent as expressed herein. All of the Contributors, the Other Holdings Shareholders and the Other Subsidiary Shareholders have, in connection with their decision to receive AVAX Stock, relied solely upon information publicly available to the Contributors, the Other Holdings Shareholders and the Other Subsidiary Shareholders and filed by AVAX with the SEC (as defined in Article XII).

         (d) The Contributors, the Other Holdings Shareholders and the Other Subsidiary Shareholders further acknowledge and understand that the AVAX Stock will be required to be held by them for at least twenty-four (24) months following their receipt of any such shares of AVAX Stock and may be required to be held indefinitely, and it may not be resold or otherwise transferred except in a transaction registered under the Securities Act or where an exemption from such registration is available. The Contributors, the Other Holdings Shareholders and the Other Subsidiary Shareholders understand that the certificate(s) evidencing the AVAX Stock will be imprinted with a legend that prohibits the transfer of such stock unless (i) it is registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 promulgated under the Securities Act and, if Recipient shall so request in writing, an opinion of counsel satisfactory to Recipient is obtained to the effect that the transaction is so exempt and in compliance with applicable state law.

         (e) The Contributors, the Other Holdings Shareholders and the Other Subsidiary Shareholders understand that nothing in this Agreement or any other materials presented to them in connection with their acquisition of AVAX Stock constitutes legal, tax or investment advice. Contributors, the Other Holdings Shareholders and the Other Subsidiary Shareholders are represented by legal counsel sophisticated in financial and corporate transactions and have each consulted such other legal, tax and investment advisors as each of them, in their sole discretion, has deemed necessary or appropriate in connection with their acquisition of AVAX Stock.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF RECIPIENT

               Except as set forth on Recipient's Disclosure Schedule attached hereto as EXHIBIT M ("RECIPIENT'S DISCLOSURE SCHEDULE"), Recipient hereby represents and warrants to Contributors as of the date hereof, such representations and warranties to be continuing representations and warranties through the Closing Date, as follows:

         SECTION 6.1 CORPORATE EXISTENCE AND POWER. Recipient is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on Recipient's ability to consummate the transactions contemplated hereby.

         SECTION 6.2 CORPORATE AUTHORIZATION. The execution, delivery and performance by Recipient of this Agreement are within the corporate powers of Recipient and, except for any required approval by the AVAX stockholders, have been duly authorized by all necessary corporate action on the part of Recipient. This Agreement constitutes a valid and binding agreement of Recipient enforceable against Recipient in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by equitable principles of general applicability.

         SECTION 6.3 NON-CONTRAVENTION. The execution, delivery and performance by Recipient of this Agreement do not and will not (I) violate the certificate of incorporation or by-laws of Recipient, (II) violate any judgment, injunction, order or decree or any license, franchise, permit or other similar authorization held by Recipient or (III) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Recipient under, any agreement or other instrument binding upon Recipient or its properties or assets, except to the extent that any such violation, failure to obtain any such consent or other action, default, right or loss would not reasonably be expected to have a Material Adverse Effect on Recipient's ability to consummate the transactions contemplated hereby or a Material Adverse Effect on the Recipient and its Affiliates, taken as a whole.

         SECTION 6.4 ACQUISITION FOR INVESTMENT. Recipient is acquiring the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Recipient (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investments in the Shares and is capable of bearing the economic risks of such investment.


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

         SECTION 6.5 AVAX STOCK. The Escrow Stock Consideration, the Non-Escrow Stock Consideration and the Escrow Intellectual Property Stock Consideration to be issued to Contributors at the Closing, will be duly authorized, validly issued, fully paid and non-assessable. Shares of AVAX Stock issued pursuant to Rights (as defined in Article XII) will, when issued in accordance with the terms and conditions hereof and of the Consulting and Assignment Agreements, be duly authorized, validly issued, fully paid and non-assessable.

         SECTION 6.6 LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Recipient, threatened against or affecting Recipient before any court or arbitrator or any governmental body, agency or official that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         SECTION 6.7 AVAX REPORTS AND FINANCIAL STATEMENTS.

         (a) Since December 31, 1997, each of Recipient and its subsidiaries has filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the SEC under the Exchange Act (as defined in Article
XII). All reports, registration statements and other filings (including all exhibits, notes and schedules thereto and documents incorporated by reference therein) filed by Recipient with the SEC on or after January 1, 1998 together with any amendments thereto, are herein sometimes collectively referred to as the "AVAX SEC REPORTS." Recipient has heretofore delivered to Contributors true and complete copies of all of the AVAX SEC Reports that have been filed with the SEC since December 31, 1997 and prior to the date hereof. As of (i) with respect to all of the AVAX SEC Reports other than registration statements filed under the Securities Act, the respective dates of their filings with the SEC and (ii) with respect to all registration statements filed under the Securities Act, their respective effective dates, the AVAX SEC Reports complied or will comply, as the case may be, in all material respects with the rules and regulations of the SEC and did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (b) All material contracts and agreements of Recipient have been disclosed in the AVAX SEC Reports filed with the SEC, except for those contracts and agreements not required to be filed pursuant to the rules and regulations of the SEC and those contracts and agreements that have already been fully performed and as to which there are no material contingent liabilities on the part of Recipient.

         (c) The consolidated financial statements (including any related notes or schedules) included in Recipient's annual reports on Form 10-K for its fiscal years ended December 31, 1997, 1998 and 1999 (the "AVAX 10-KS") and any of Recipient's Quarterly Reports on Form 10-Q for any fiscal quarters that are filed prior to the Closing Date (the "AVAX 10-QS"), as filed with the SEC, were prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and fairly present in all material respects the consolidated financial position of Recipient as of the dates of such financial statements and the consolidated results of their operations and cash flows for the periods covered by such financial statements, in the case of the unaudited interim financial statements contained in the AVAX 10-Qs, to normal year-end adjustments on a basis comparable with prior periods. The accountants who certified any financial statements and supporting schedules included or incorporated by reference in the AVAX SEC Reports are independent public accountants with respect to Recipient as required by the rules and regulations of the SEC.

                                   ARTICLE VII
                            COVENANTS AND AGREEMENTS

         SECTION 7.1 CONDUCT OF BUSINESS.

         (a) The members of the Contributor Group, jointly and severally, covenant and agree that, except as expressly contemplated by this Agreement, from the date hereof and continuing through the Closing, the businesses of both Holdings and Subsidiary shall be conducted only in the ordinary and usual course of business consistent with past practices, that Holdings and Subsidiary shall maintain and preserve their business relationships, business prospects, the Holdings Intellectual Property, the Subsidiary Intellectual Property, and keep available the services of their legal representatives, directors and employees and not take any of the following actions or permit to occur any of the following events without the prior written consent of Recipient:

               (i) Issue or sell, agree to issue or sell or authorize the issuance or sale of any shares of either Holdings Capital Stock or Subsidiary Capital Stock or other securities exchangeable for or convertible into shares of Holdings Capital Stock or Subsidiary Capital Stock;

               (ii) Grant any options, warrants or rights to acquire any shares of either Holdings Capital Stock or Subsidiary Capital Stock;

               (iii) Purchase or otherwise acquire, directly or indirectly, additional shares of Holdings Capital Stock, Subsidiary Capital Stock or any securities exchangeable for or convertible into shares of Holdings Capital Stock or Subsidiary Capital Stock;

               (iv) Declare or pay any dividends on any of the shares of Holding Capital Stock or Subsidiary Capital Stock;

               (v) Enter into any transaction relating to Holdings or Subsidiary, including, without limitation, any research, development or collaborative arrangements or relationships, or modify or effect changes to any existing research, development or collaborative relationships;

               (vi) Fail to comply with any statutes, laws, ordinances, rules, regulations or other governmental restrictions applicable to Holdings or Subsidiary or with any contract, commitment or agreement to which Holdings or Subsidiary is a party;

               (vii) Merge or consolidate with (regardless of the mode of effecting same), (ii) sell, transfer, assign or pledge any material assets of Holdings or Subsidiary to, (iii) purchase substantially all of the assets of, or (iv) otherwise acquire, any business or any proprietorship, firm, association, corporation or other business organization or division thereof;

               (viii) Make any change in the banking or safety deposit box arrangements of Holdings or Subsidiary;

               (ix)  Grant any powers of attorney;

               (x) Modify or amend any employee benefit or similar plan to increase the benefits thereunder, or adopt any new employee benefit plan, program or arrangement;

               (xi) Increase the rates of compensation payable or to become payable to any or all legal representatives, directors, employees or consultants, or grant, make or agree to any bonus, service award or other like benefit for any or all legal representatives, directors, employees or consultants, or make or agree to any welfare, pension, retirement or similar payment or arrangement;

               (xii) Amend or change the STATUTS of Holdings or Subsidiary, or engage in any reorganization or recapitalization of either company;

               (xiii) Issue or sell any promissory notes, bonds or other corporate debt securities of Holdings or Subsidiary or otherwise incur any indebtedness for borrowed money;

               (xiv) Discharge or satisfy any Lien, or payment of any obligation or liability, absolute or contingent;

               (xv) Forgive any receivable from any third party, including, but not limited to, any legal representative, director, employee or consultant of Holdings or Subsidiary;

               (xvi) Undertake indemnification, however arising, of any third party;

               (xvii) Subject to Lien, any asset of Holdings or Subsidiary, tangible or intangible;

               (xviii) Lend any money or otherwise pledge, sell, assign or transfer any tangible or intangible asset or cancel any debt or claim;

               (xix) Cancel, amend, license, sub-license, terminate, waive, sell, assign or transfer any Holdings Intellectual Property or any Subsidiary Intellectual Property;

               (xx) Waive any material rights belonging to, or benefiting Holdings or Subsidiary, whether or not in the ordinary course of business;

               (xxi) Settle or otherwise compromise any litigation against Holdings or Subsidiary;

               (xxii) Reclassify any shares of the Holdings Capital Stock or the Subsidiary Capital Stock or create any classes of preferred stock;

               (xxiii) Enter into or amend any collective bargaining agreement;

               (xxiv) Cancel, terminate or amend any contract, agreement or commitment or other instrument to which Holdings or Subsidiary is a party;

               (xxv) Change the method of accounting or accounting practice of either Holdings or Subsidiary, except in response to changes in French GAAP;

               (xxvi) Enter into any contract, agreement, or understanding to cause or allow any of the foregoing listed in Section 7.1(a)(i)-(xxv) to occur.

         (b) The Contributor Group further covenants and agrees that, prior to the Closing Date, they shall promptly advise Recipient in writing of any adverse change in either Holdings' or Subsidiary's condition (financial or otherwise), results of operations, assets, liabilities, prospects, Holdings Intellectual Property or Subsidiary Intellectual Property, and any material change to any item listed on a schedule attached hereto or to the business of Holdings or Subsidiary, or the occurrence of any event listed in Section 7.1(a)(i)-(xxv), and shall:

               (i) take appropriate and diligent action to obtain and maintain exclusive rights to Holdings Intellectual Property and to Subsidiary Intellectual Property within France;

               (ii) take appropriate and diligent action to obtain and maintain exclusive rights to Holdings Intellectual Property and Subsidiary Intellectual Property outside of France; and

               (iii) take appropriate and diligent action to enable Recipient to effectively acquire ownership of Holdings and Subsidiary in accordance with the terms and conditions hereof.

         (c) CONSENTS. The Contributor Group covenants and agrees that the Contributors, Holdings and Subsidiary will obtain all requisite consents and will secure all requisite actions of third parties prior to the Closing and will deliver to the Recipient, promptly after receipt thereof, but in no event later than immediately prior to the Closing, executed counterparts of all such consents or other evidence of such actions. The Contributor Group further covenants and agrees that prior to the Closing it will cause UPMC to duly and validly execute the UPMC Agreement in substantially in the form attached hereto as EXHIBIT N ("UPMC AGREEMENT"), which UPMC Agreement shall continue to be effective following the Closing in accordance with its terms.

         SECTION 7.2 LOCK-UP ON AVAX STOCK. The Contributors each covenant and agree that they will not, directly or indirectly, sell or attempt to sell, transfer or attempt to transfer, assign or attempt to assign, hypothecate or attempt to hypothecate, encumber or attempt to encumber, or otherwise dispose or attempt to dispose of all or any portion of the AVAX Stock they receive pursuant to this Agreement and/or pursuant to any transaction or agreement contemplated hereby (including, but not limited to, pursuant to any Right), whether voluntarily, involuntarily or by operation of law (collectively, a "TRANSFER"), for a period of twenty-four (24) months following the Contributors' receipt of any such shares of AVAX Stock (the "LOCK-UP PERIOD") (the "LOCK-UP"); provided, however, that notwithstanding the foregoing, each Contributor shall be relieved of his obligations under the Lock-Up to the extent it becomes reasonably necessary for him to sell shares of AVAX Stock which would otherwise be subject to the Lock-Up in order to satisfy indemnification obligations imposed on him pursuant to Article XI hereof, pursuant to Article IX of the relevant Contributor's Consulting and Assignment Agreement, pursuant to Section 5 of the Escrow Agreement and/or pursuant to any other indemnification provision agreed to in writing by the Contributors and Recipient as of the date hereof or as of the Closing Date, to pay for litigation taking place in the United States between AVAX and such Contributor or to pay for litigation initiated by Recipient that takes place outside of the United States. The Contributors further covenant and agree that, following the Lock-Up Period and during the Consulting Period (as defined in the Consulting and Assignment Agreement) and for as long thereafter as the Contributors are in possession of material non-public information about AVAX, they will only attempt a Transfer in accordance with the policies of AVAX applicable to key personnel generally concerning insider trading and sales of shares of AVAX Stock by Officers and Directors of AVAX, substantially in the form attached hereto as EXHIBIT O (the "AVAX SALES POLICIES"). The Contributors also covenant and agree that from the date hereof until the later of (i) a period of ten (10) years from the Closing Date or (ii) a period of two (2) years from the expiration or earlier termination of their respective Consulting and Assignment Agreements, neither of the Contributors nor any of either of the Contributor's Affiliates will undertake any of the prohibited activities described in this Section 7.2 below ("PROHIBITED ACTIVITIES"), directly or indirectly, unless specifically requested in writing to do so in advance by AVAX or consented prior thereto in writing by AVAX. Likewise, neither of the Contributors nor any of the Affiliates of either of the Contributors will assist or encourage others to undertake such Prohibited Activities, directly or indirectly, unless specifically requested in writing to do so in advance by AVAX or consented prior thereto in writing by AVAX. The Prohibited Activities include the following:

               (a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities of AVAX or any Affiliate of AVAX, or of any successor to or Person in control of AVAX, or any assets of AVAX or any Affiliate or division thereof or of any such successor or controlling Person;

               (b) make, or in any way participate, directly or indirectly, in any "solicitation" or "proxies" to vote (as such terms are defined under Regulation 14A of the Exchange Act), or seek to advise or influence any Person with respect to the voting of any securities of AVAX;

               (c) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions), any extraordinary transaction involving AVAX or its securities or assets; or

               (d) form, join or in any way participate in a "group" as defined in Section 13(d) (3) of the Exchange Act, in connection with any of the foregoing.

               The Contributors covenant and agree to promptly advise Recipient of any inquiry or proposal made to either or both of them with respect to any of the foregoing.

               Any attempt to Transfer any shares of AVAX Stock other than in accordance with this Section 7.2 shall be null and void and neither AVAX nor any transfer agent of such shares of AVAX Stock shall give any effect to such attempted Transfer on the transfer ledger of AVAX.

         SECTION 7.3 NON-COMPETITION AND NON-SOLICITATION.

         (a) As additional consideration for the issuance by Recipient to the Contributors of the Escrow Stock Consideration, the Non-Escrow Stock Consideration, the Escrow Intellectual Property Stock Consideration and the Cash Consideration, each Contributor hereby covenants and agrees that for a period of
(x) five (5) years from the date hereof, or (y) twelve (12) months following termination (for any reason whatsoever, whether voluntary or involuntary and whether with or without cause) of such Contributor's consulting obligations to Recipient and/or Holdings pursuant to such Contributor's Consulting and Assignment Agreement, whichever date is later (the "EXCLUSIVITY PERIOD"), such Contributor will not directly or indirectly compete with Recipient, Holdings and/or Subsidiary (or any successor to any such company) by taking or allowing to occur, any or all of the following actions, anywhere in the Territory (as defined below):

               (i) carrying on, engaging in, or acting as principal, director, officer, agent, employee, independent contractor, representative, researcher, consultant, partner, stockholder, member or otherwise participating in, any business, enterprise or endeavor (whether for-profit or not-for-profit) that, in the reasonable opinion of Recipient, is competitive with, directly or indirectly, or detrimental to, any of the businesses in which Recipient, Holdings and/or Subsidiary (or any successor to each such company) is engaged at any time during the Exclusivity Period, including, but not limited to, biological treatment for cancer and related diseases, autologous therapies for cancerous and orthopedic conditions and diseases, and related pre-clinical and clinical studies; or

               (ii) lending credit or money, or seeking credit or borrowing money, for the purpose of establishing, operating or participating in any business described in Section 7.3(a)(i) above; or

               (iii) giving any advice or information to any Person engaging in any business described in Section 7.3(a)(i) above; or

               (iv) lending or allowing his name or reputation to be used in connection with any business described in Section 7.3(a)(i) above; or

               (v) otherwise allowing his skill, knowledge, experience and/or expertise to be used in any business described in Section 7.3(a)(i) above; or

               (vi) providing research, scientific or consulting services to any account or customer, or to any Person that is or was at any time during the Exclusivity Period, an account or customer, of Recipient, Holdings and/or Subsidiary (or any successor to any such company) at any time during the Consulting Period.

               Notwithstanding anything contained in Section 4.31 hereof to the contrary, the Contributors each covenants and agrees to use his best efforts to refrain, to the extent possible consistent with their respective duties as public university professors under French Law, from performing any functions that give rise to, or could give rise to, commercial or competitive advantages benefiting Persons other than AVAX, Holdings or Subsidiary.

               For purposes of this Agreement, the "TERRITORY" shall mean the United States, Europe and Australia.

         (b) Contributors covenant and agree that during the Exclusivity Period, the Contributors will not solicit, disturb, hire, entice, or in any other manner persuade or attempt to persuade any director, employee, dealer, agent, representative, supplier, contractor, licensor, licensee or customer of Recipient, Holdings and/or Subsidiary (or any successor of any such company) to discontinue his, her or its relationship with such company as director, employee, dealer, agent, representative, supplier, contractor, licensor, licensee or customer, as the case may be.

         (c) Contributors further covenant and agree that, during the Exclusivity Period, they will not accept or agree to any employment or consulting arrangement of any nature without having received the prior written consent of AVAX; provided, however, that Prof. Klatzmann shall continue to be able to work as a university professor at UPMC and Prof. Salzmann shall continue to be able to work as a university professor at Paris-Nord.

         SECTION 7.4 FURTHER ASSURANCES. From time to time (whether on or after the Closing Date), at the request of any other party to this Agreement and without further consideration, at its own expense, each party hereto will execute and deliver to such other party such other documents, and take such other actions as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         SECTION 7.5 OTHER TRANSACTIONS. The Contributor Group covenants and agrees that prior to the Closing the Contributors will not, and will cause Holdings and Subsidiary not to, and will use their best efforts to cause the legal representatives, directors, employees and other agents of Contributors, Holdings and Subsidiary not to, directly or indirectly, (I) take any action to solicit, initiate or encourage any offer or indication of interest from any Person with respect to any Acquisition Proposal (as defined below) or (II) engage in any discussion, negotiation, understanding or agreement with any Person other than Recipient, or disclose any nonpublic information relating to Holdings or Subsidiary, or afford access to the properties, books or records of Holdings or Subsidiary, to any Person other than Recipient that may be considered making, accepting, facilitating or encouraging an offer with respect to an Acquisition Proposal. For purposes hereof, "ACQUISITION PROPOSAL" means any proposal for a merger or other business combination involving Holdings or Subsidiary or the acquisition of any equity interest in, or a substantial portion of the assets of, Holdings or Subsidiary, other than the transactions contemplated by this Agreement. Contributors will, and will cause Holdings and Subsidiary to, terminate any existing discussions or negotiations with any Person other than Recipient relating to any Acquisition Proposal.

Should Contributors, Holdings or Subsidiary receive such an Acquisition Proposal, or obtain information that such a proposal is likely to be made, it will provide Recipient with prompt notice thereof, including the identity of the prospective offeror and the terms and conditions of such proposal.

         SECTION 7.6 REGULATORY MATTERS. If at any time prior to the Closing Date, the transactions contemplated herein require or render appropriate or desirable the filing of Notification and Report Forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the implementing regulations promulgated thereunder (the "HSR ACT") with the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice (the "ANTITRUST DIVISION") or any similar authority or counterpart in France or the European Union, the parties shall cooperate to prepare and file same promptly following the occurrence of the event causing such required, desirable or appropriate filing to arise. Similarly, if at any time prior to the Closing Date, the transactions contemplated herein require or render appropriate or desirable that any other antitrust report or filing, or other report or filing, be made to, or any approval required from, any governmental or similar authority of France, other European country or countries, the European Commission (or any part thereof), the European Union and/or the United States, the parties shall cooperate to prepare, file and/or request same promptly following the occurrence of the event causing such required, appropriate or desirable obligation to arise.

         SECTION 7.7 BEST EFFORTS. Subject to the terms and conditions of this Agreement, Recipient, Contributors, Holdings and Subsidiary will each use their best efforts to take, or cause to be taken, all actions and to do, cause to be done, or cooperate with the other party in doing or causing to be done, all things necessary or desirable under applicable laws and regulations to satisfy the conditions to Closing stated herein and to consummate the transactions contemplated by this Agreement as soon as is reasonably possible after the date of this Agreement.

         SECTION 7.8 NOTICES OF CERTAIN EVENTS. Each party shall promptly notify the other party of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

         (c) the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Articles VIII and IX;

         (d) any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in any schedule attached hereto;

         (e) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Holdings, Subsidiary and/or either or both of the Contributors that, if pending on the date of this Agreement, would have been required to have been disclosed or that relate to the consummation of the transactions contemplated by this Agreement; and

         (f) notices of investigations, proceedings or regulatory actions instituted or to be instituted against Holdings, Subsidiary and/or either or both of the Contributors by governmental or regulatory agencies or authorities.

         SECTION 7.9 ACCESS. Between the date hereof and the Closing Date, Contributors, Holdings and Subsidiary shall (I) give Recipient's authorized representatives full access to any and all of its premises, properties, contracts, books, records and affairs, (II) cause its directors, employees, agents, representatives, counsel, appraisers or other experts and independent certified public accountants to (A) furnish to Recipient's authorized representatives any and all financial, patent, scientific, environmental and other information pertaining to its business as Recipient shall from time to time reasonably request and (B) be available upon reasonable notice to answer questions from Recipient's representatives and (III) instruct the employees, counsel and financial advisors of Contributors, Holdings and Subsidiary to cooperate with Recipient in its investigation of Holdings and Subsidiary, including, but not limited to, facilitating and assisting Recipient with any communications between Recipient and relevant regulatory agencies Recipient deems appropriate concerning any action taken by any such authority with regard to the Contributors, Holdings and/or Subsidiary; provided, that if requested by the Contributor Group, Recipient shall execute a reasonably appropriate confidentiality agreement to protect against the disclosure of Holdings' and Subsidiary's confidential information to third parties.

         SECTION 7.10 PUBLIC ANNOUNCEMENTS. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, not to issue any such press release or make any such public statement prior to such consultation and the approval of such press release or public statement by the other party, which approval will not be unreasonably withheld.

         SECTION 7.11 BOARD REPRESENTATION. In connection with each of the elections to the Board of Directors of AVAX (the "AVAX BOARD") that occurs in the twenty-four (24) month period immediately following the Closing, Recipient agrees that it shall nominate one (1) person chosen by mutual agreement of the Contributors (the "REPRESENTATIVE") for election to one (1) one-year term on the AVAX Board and shall use its best efforts to cause such person to be elected to the AVAX Board (subject, however, to all provisions normally applicable to all directors of Recipient), and each year thereafter shall continue to take such action so long as each of the following are true: (i) Contributors have combined shareholdings of no less than three and one-half percent (3 1/2%) of all issued and outstanding common stock of AVAX (which, for purposes of this Section 7.11 shall include all convertible preferred stock and other convertible debt as if such convertible preferred stock and other convertible debt has been fully converted); (ii) the Consulting and Assignment Agreement to be signed by Prof. Klatzmann as of the Closing Date shall be in full force and effect and the Consulting Period (as defined therein) shall not have expired or been terminated for any reason; and (iii) the Consulting and Assignment Agreement to be signed by Prof. Salzmann as of the Closing Date shall be in full force and effect and the Consulting Period (as defined therein) shall not have expired or been terminated for any reason.

         SECTION 7.12 EXPENSES. All costs and expenses (including broker's fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses. Notwithstanding the preceding sentence, at Closing, Recipient shall pay the legal fees of Laurent Chambaz, Esq., corporate legal counsel to the Contributor Group ("MR. CHAMBAZ"), incurred by the Contributor Group and directly related to this Agreement up to a maximum of Twenty-Five Thousand United States Dollars (US $25,000) (the "LEGAL CAP"); provided, however, that Recipient shall have previously received from Mr. Chambaz a detailed invoice for services rendered by Mr. Chambaz acceptable to Recipient in Recipient's sole discretion, which invoice shall provide among other things an entry for each day that Mr. Chambaz worked on this Agreement, the number of hours Mr. Chambaz worked on this Agreement on each such day, his fee for such time and a detailed description of his activities in connection with this Agreement for such day. Prof. Klatzmann and Prof. Salzmann each covenant and agree to pay any and all fees of any nature in excess of the Legal Cap incurred prior to the

Closing Date by either or both of them and/or by Holdings and/or Subsidiary, including all fees of Mr. Chambaz (in excess of the Legal Cap) and Mr. Phillipe

Becker, Esq.

         SECTION 7.13 OPTION TO EXTEND AND EXPAND BEYNOST, FRANCE FACILITY. The Contributor Group covenants and agrees that it will cause the L'ETABLISSEMENT DE TRANSFUSION SANGUINE DE LYON to validly execute and deliver prior to the Closing the lease and option substantially in the form attached hereto as EXHIBIT P (the "LYON LEASE AND OPTION").

         SECTION 7.14 RELATIONSHIP WITH PROGENICS.

         (a) The Contributor Group covenants and agrees that, except as provided in subsection (b) below, as of the Closing Date all rights of Progenics of any nature relating to Prof. Klatzmann, Holding and/or Subsidiary shall terminate and be of no force or effect and Prof. Klatzmann shall have no continuing duties or obligations with regard to Progenics.

         (b) The Contributor Group covenants and agrees that, prior to the Closing Date, the Progenics Termination shall have been executed by all parties thereto, which shall cause the Progenics Consulting Agreement to be null and void and of no force or effect (including, but not limited to, all provisions of Section 6 thereof); provided, however, that Prof. Klatzmann's duties under (i)
Article 5, to the extent such duties pertain exclusively to AIDS or CD4 work, research or technology, (ii) Article 7, and (iii) Article 9, to the extent such
Article 9 applies to sub-sections (i) and (ii) above, may remain in effect for a period of no more than twelve (12) months from the date hereof.

         SECTION 7.15 OTHER TRANSACTIONS. The Contributor Group covenants and agrees that, on or prior to the Closing Date, as appropriate, it will cause: (i) each of the Other Holdings Shareholders to execute and fulfill the terms and conditions of the respective Other Holdings Shareholder Stock Contribution Agreements; (ii) each of the Other Subsidiary Shareholders to execute and fulfill the terms and conditions of the Other Subsidiary Shareholder Stock Contribution Agreements; and (iii) Aventis to execute and fulfill the terms and conditions of the Aventis Stock Contribution Agreement. Each Contributor covenants and agrees not to breach any of his duties or obligations pursuant to any other agreement contemplated by this Agreement.

         SECTION 7.16 WORK TO BE PERFORMED. Each of the Contributors covenants and agrees that, during the term of the Consulting Period (as that term is defined in the Consulting and Assignment Agreements), he will use his best efforts to ensure that all products, studies, and data manufactured, prepared, developed, and generated by either of the Contributors, Holdings and/or Subsidiary will be manufactured, prepared, developed, conducted, gathered, and generated by the Contributors, Holdings and/or Subsidiary in accordance with Good Laboratory Practices, Good Clinical Practices, and Good Manufacturing Practices, as those terms are commonly used by the appropriate regulatory authorities and by the pharmaceutical industry generally, to the extent of their applicability; provided, however, that the Contributors shall not be found to have breached this covenant and agreement if (i) the alleged breach was caused by circumstances outside the Contributors' reasonable control, (ii) the Contributors send written notice to Recipient of such alleged breach within thirty (30) days after such alleged breach detailing such lack of control and specifying appropriate remedies for the situation and (iii) AVAX, within thirty
(30) days of receipt of such notice, has not taken reasonably appropriate action to address the situation. Nothing contained in the preceding sentence shall impose any duty on AVAX to act or refrain from acting in any respect, nor shall anything contained in the preceding sentence limit in any respect AVAX's rights or abilities to supervise or direct the actions of the Contributors to the extent AVAX deems necessary, desirable or appropriate.

         SECTION 7.17 MILESTONES. Each of the Contributors covenants and agrees to use his best efforts to ensure that each and every Milestone is achieved on or before its corresponding Milestone Target Date (as defined in the Rights Agreement), or, if any Milestone cannot be achieved by its applicable Milestone Target Date, then as soon thereafter as possible; provided, however, that nothing contained in this Agreement shall be deemed to be a guarantee by the Contributors that any or all of the Milestone will be achieved.

                                  ARTICLE VIII
                     CONDITIONS TO OBLIGATIONS OF RECIPIENT

               The obligation of Recipient to effect the Closing shall be subject to the fulfillment or waiver, at or prior to the Closing, of the following conditions, each of which may be waived by Recipient in Recipient's sole discretion:

         SECTION 8.1 PERFORMANCE; REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING.

         (a) Each of the obligations and covenants of each of the Contributors, Holdings and Subsidiary to be performed by them on or before the Closing Date, pursuant to the terms of this Agreement, shall have been performed in all respects by them on or prior to the Closing Date;

         (b) the representations and warranties of each of the Contributors, Holdings and Subsidiary contained in this Agreement and in any certificate or other writing delivered by Contributors, Holdings or Subsidiary pursuant hereto, shall be true in all material respects at and as of the Closing Date, as if made at and as of such date, except for those representations and warranties made as of a specified date and those changes from the date of this Agreement until the Closing such as will not reasonably be expected to have a Material Adverse Effect; and

         (c) Recipient shall have received a certificate signed by the Chairmen of the Boards of Directors of both Holdings and Subsidiary to the foregoing effect.

         SECTION 8.2 RESERVED

         SECTION 8.3 AVENTIS RIGHTS. Contributors shall have obtained the Aventis Release in form satisfactory to Recipient and such Aventis Release shall be valid, binding and legally enforceable against Aventis as of the Closing Date.

         SECTION 8.4 CONTRIBUTION OF OTHER HOLDINGS SHAREHOLDERS' SHARES. The Other Holdings Shareholders' Shares Acquisition shall have been successfully and validly completed and closed in all respects in accordance with the terms and conditions of the Other Holdings Shareholders Contribution Agreements.

         SECTION 8.5 CONTRIBUTION OF OTHER SUBSIDIARY SHAREHOLDERS' SHARES. The Other Subsidiary Shareholders' Shares Acquisition shall have been successfully and validly completed and closed in all respects in accordance with the terms and conditions of the Other Subsidiary Shareholders Contribution Agreements.

         SECTION 8.6 CONTRIBUTION OF AVENTIS SHARES. The Aventis Acquisition shall have been successfully and validly completed and closed in all respects in accordance with the Aventis Stock Contribution Agreement.

         SECTION 8.7 RECEIPT OF LYON LEASE AND OPTION BY RECIPIENT. The Recipient shall have received the duly executed Lyon Lease and Option, and such Lyon Lease and Option shall be valid, binding and enforceable against Landlord in accordance with its terms as of the Closing Date.

         SECTION 8.8 ABSENCE OF LITIGATION. No claim, action, suit, or other proceeding shall be pending by any public authority before any court, agency or governmental administrative body or other entity of competent jurisdiction nor shall any injunction have been issued pursuant to any claim by any Person which, in either case, in the reasonable opinion of Recipient, creates any reasonable possibility of interference with Recipient's ability to effect the transactions contemplated hereby or to manage following the Closing Date the business theretofore conducted by Holdings and/or Subsidiary.

         SECTION 8.9 CONSULTING AND ASSIGNMENT AGREEMENTS. At or prior to the Closing, the Contributors shall have each executed and delivered to Recipient the Consulting and Assignment Agreements.

         SECTION 8.10 TERMINATION OF PROGENICS CONSULTANT'S AGREEMENT. At or prior to the Closing, Prof. Klatzmann shall have caused Progenics to execute and deliver to Recipient the Progenics Termination, and Prof. Klatzmann shall have no further duties or obligations with respect to Progenics, except as expressly provided in the Progenics Termination.

         SECTION 8.11 RESIGNATION OF PROF. KLATZMANN FROM THE BOARD OF PROGENICS. At or prior to the Closing, Prof. Klatzmann shall have executed and delivered to Recipient a written resignation of his position on the Scientific Advisory Board of Progenics, and Prof. Klatzmann shall have no further duties or obligations with respect to Progenics.

         SECTION 8.12 RESIGNATIONS OF THE MEMBERS OF THE BOARDS OF DIRECTORS OF HOLDINGS AND SUBSIDIARY. At or prior to the Closing, each of the members of the Boards of Directors of both Holdings and Subsidiary shall have executed and delivered to Recipient written resignations of their positions on such Boards of Directors.

         SECTION 8.13 REQUIRED CONSENTS. All consents, authorizations, orders and approvals of, and filings and registrations with, any governmental authority or third party, including, but not limited to, the UPMC Agreement, that are required or desirable for the consummation by each party hereto of the transactions provided for herein shall have been obtained or made and shall be effective through the Closing Date and any applicable waiting period under the HSR Act or any comparable French Law or European Union Law (as defined in
Article XII) shall have expired or been terminated.

         SECTION 8.14 CONTRIBUTOR GROUP CORPORATE LEGAL OPINION. Recipient shall have received an opinion of Laurent Chambaz, Esq., Corporate Counsel to each of the Contributors, Holdings and Subsidiary, dated as of the Closing Date, substantially in the form attached as EXHIBIT Q hereto ("CONTRIBUTOR GROUP CORPORATE LEGAL OPINION"). In rendering such opinion, such counsel may rely: (i) upon certificates of public officers; (ii) as to matters governed by the laws of jurisdictions other than French Law, upon the opinions of local counsel selected by Contributors, Holdings or Subsidiary and reasonably satisfactory to Recipient; and (iii) as to matters of fact, upon certificates of executive employees of Contributors, Holdings and Subsidiary, copies of which opinions and certificates shall be contemporaneously delivered to Recipient.

         SECTION 8.15 CONTRIBUTOR GROUP INTELLECTUAL PROPERTY LEGAL OPINION. Recipient shall have received an opinion of Philippe Becker, Esq., Intellectual Property Counsel to Contributors, Holdings and Subsidiary, dated as of the Closing Date, in the form attached as EXHIBIT R hereto ("CONTRIBUTOR GROUP

INTELLECTUAL PROPERTY LEGAL OPINION"). In rendering such opinion, such counsel may rely: (i) upon certificates of public officers; (ii) as to matters governed by the laws of jurisdictions other than French Law, upon the opinions of local counsel selected by Contributors, Holdings or Subsidiary and reasonably satisfactory to Recipient; and (iii) as to matters of fact, upon certificates of executive employees of Contributors, Holdings and Subsidiary, copies of which opinions and certificates shall be contemporaneously delivered to Recipient.

         SECTION 8.16 CORPORATE DOCUMENTS. Recipient shall have received all documents it may reasonably request relating to the existence of Contributors, Holdings and Subsidiary and the authority of Contributors, Holdings and Subsidiary for this Agreement, all in form and substance reasonably satisfactory to Recipient.

         SECTION 8.17 RECEIPT BY RECIPIENT OF UPMC AGREEMENT. The Recipient shall have received the duly executed UPMC Agreement, and such UPMC Agreement shall be valid, binding and enforceable against UPMC in accordance with its terms as of the Closing Date.

         SECTION 8.18 DELIVERIES BY THE CONTRIBUTOR GROUP AT THE CLOSING. At the Closing, the Contributor Group shall have delivered or caused to be delivered to Recipient the following, all of which shall be in form and content reasonably satisfactory to the Recipient:

               (a) Copies of the current STATUTS of both Holdings and Subsidiary certified by the Chairmen of the Boards of Directors of Holdings and Subsidiary as of the Closing Date.

               (b) Certificates of the Chairmen of the Boards of Directors of both Holdings and Subsidiary stating that: (1) the resolutions of the Boards of Directors of Holdings and Subsidiary approving the transactions contemplated hereby, approving Recipient and its assignees as shareholders of Holdings and Subsidiary and approving the transfer of the Shares to Recipient as contemplated herein, have been duly and validly adopted, have not been modified, revoked or rescinded in any respect and are in full force and effect as of the Closing Date; (2) as of the date hereof, the Shares, the Aventis Shares, the Holdings Subsidiary Shares, the Other Holdings Shareholders' Shares and the Other Subsidiary Shareholder Shares constitute all of the issued and outstanding capital stock of both Holdings and Subsidiary, respectively.

               (c)   All consents referred to in Section 7.1(c).

               (d) Duly executed share transfer forms (ORDRES DE MOUVEMENTS DE TITRES) for the transfer of the Shares, the Aventis Shares, the Other Holdings Shareholders' Shares and the Other Subsidiary Shareholders' Shares to Recipient and to the Persons which shall be designated by Recipient.

               (e) The minute books, shareholder account books and share transfer ledgers of both Holdings and Subsidiary, the shareholder account books and share transfer ledgers reflecting the shareholders of Holdings and of Subsidiary, and all such books and ledgers shall be complete and accurate since the inception of each company.

               (f) The Escrow Agreement duly executed by the Contributors and Escrow Agent.

                                   ARTICLE IX
                  CONDITIONS TO OBLIGATIONS OF THE CONTRIBUTORS

               The obligation of the Contributors to effect the Closing shall be subject to the fulfillment or waiver, at or prior to the Closing, of the following conditions, each of which may be waived by the Contributors in the Contributors' sole discretion:

         SECTION 9.1 PERFORMANCE; REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING.

         (a) Each of the obligations and covenants of Recipient to be performed by it on or before the Closing Date, pursuant to the terms of this Agreement, shall have been performed in all respects by it on or prior to the Closing Date;

         (b) the representations and warranties of Recipient contained in this Agreement and in any certificate or other writing delivered by Recipient pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date, except for those representations and warranties made as of a specified date and those changes from the date of this Agreement until the Closing such as will not reasonably be expected to have a Material Adverse Effect; and

         (c) Contributors shall have received a certificate signed by an executive officer of Recipient to the foregoing effect.

         SECTION 9.2 RECIPIENT LEGAL OPINION. Contributors shall have received an opinion of Shook, Hardy & Bacon L.L.P., Legal Counsel to Recipient dated as of the Closing Date, substantially in the form attached as EXHIBIT S hereto ("RECIPIENT'S LEGAL OPINION"). In rendering such opinion, such counsel may rely upon (i) certificates of public officers, (ii) as to matters governed by the laws of jurisdictions other than Missouri or the General Corporate Law of the State of Delaware or the federal laws of the Untied States of America, upon the opinions of counsel reasonably satisfactory to Contributors and (iii) as to matters of fact, upon certificates of officers of Recipient, copies of which opinions and certificates shall be contemporaneously delivered to Contributors.

         SECTION 9.3 CORPORATE DOCUMENTS. Contributors shall have received all documents it may reasonably request relating to the existence of Recipient and the authority of Recipient to enter into this Agreement, all in form and substance reasonably satisfactory to Contributors.

         SECTION 9.4 DELIVERY OF ESCROW STOCK CONSIDERATION, ESCROW INTELLECTUAL PROPERTY STOCK CONSIDERATION AND NON-ESCROW STOCK CONSIDERATION. Recipient shall have delivered: (i) into escrow, stock certificates representing the Escrow Stock Consideration in accordance with Section 1.2(a) hereof; (ii) into escrow, stock certificates representing the Escrow Intellectual Property Stock Consideration in accordance with Section 1.2(d) hereof; and (iii) to Prof. Klatzmann and Prof. Salzmann, stock certificates representing the Non-Escrow Stock Consideration in accordance with Section 1.2 (b) hereof.

         SECTION 9.5 DELIVERY OF CASH CONSIDERATION. Recipient shall have delivered the Cash Consideration to Prof. Klatzmann and Prof. Salzmann as provided in Section 1.2(c) hereof.

         SECTION 9.6 DELIVERIES BY THE RECIPIENT AT THE CLOSING. At the Closing, the Recipient shall have delivered or caused to be delivered to the Contributors the following:

         (a)   The Research Funding Agreement.

         (b) Consulting and Assignment Agreements for each of Prof. Klatzmann and Prof. Salzmann.

         (c)   Rights Agreements for each of Prof. Klatzmann and Prof. Salzmann.

         (d) A certificate of the Secretary of the Recipient stating that the resolutions of its Board of Directors approving the transactions contemplated hereby have been duly and validly adopted, have not been modified, revoked or rescinded in any respect and are in full force and effect on the Closing Date.

         (e)   Escrow Agreement duly executed by Recipient and Escrow Agent.

         (f) All other documents, instruments, payments and writings required to be delivered by the Recipient to the Contributors at the Closing pursuant to this Agreement.

         (g) Written confirmation from the AVAX Board that it has appointed, effective as of the Closing Date, the Representative to serve as a director on the AVAX Board until the next election of any director to the AVAX Board.

                                    ARTICLE X
                                   TERMINATION

         SECTION 10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date as follows, and in no other manner:

               (a)   by mutual consent of Recipient and the Contributors;

               (b) by either the Contributors or Recipient on or after September 30, 2000, if the Closing shall have not occurred and if the failure of the Closing to occur was not due to any action or inaction by the party seeking to terminate this Agreement;

               (c) by either the Contributor Group or Recipient, if any representation or warranty of the other (or in the case of the Contributor Group, any representation or warranty of any member of the Contributor Group) is discovered to have been materially untrue or incorrect at the time it was made, or if the other party materially breaches a covenant contained herein;

               (d) by either the Contributor Group or Recipient if the other breaches any covenant or agreement to be performed hereunder on or prior to the Closing Date and fails to cure such breach within five (5) days of receipt of written notice of such breach given by the party claiming the breach;

               (e) by either the Contributors or Recipient, if any permanent injunction or action by any governmental authority preventing the consummation of the transaction contemplated hereby shall have become final and nonappealable;

               (f)   RESERVED

               (g) by Recipient, if less than one hundred percent (100%) of the outstanding shares of Holdings Capital Stock is tendered collectively by the Contributors and the Other Holdings Shareholders to Recipient at the Closing or if less than one hundred percent (100%) of the outstanding shares of the Subsidiary Capital Stock is tendered, directly, by the Contributors, Aventis and the Other Subsidiary Shareholders, collectively, and, indirectly, through the tendering of the Holding Shares and Holdings' Ownership of the Holdings' Subsidiary Shares to Recipient at the Closing;

               (h) by Contributors if events occur which render impossible compliance with one or more conditions set forth in Article IX hereof and such conditions are not waived by Contributors; provided, that such events did not result from any action or omission by either Holdings, Subsidiary or either of the Contributors that were within the control of such person or entity and that such person or entity was not expressly permitted to take or omit, as appropriate, by the terms of this Agreement; or

               (i) by Recipient if events occur which render impossible compliance with one or more conditions set forth in Article VIII hereof and such conditions are not waived by Recipient; provided that such events did not result from any action or omission by Recipient that was within its control and that Recipient was not expressly permitted to take or omit, as appropriate, by the terms of this Agreement.

               The party desiring to terminate this Agreement shall give prompt notice of such termination to the other parties.

         SECTION 10.2 EFFECT OF TERMINATION. Subject to Section 13.1 below, the termination of this Agreement pursuant to this Article shall not terminate, limit or otherwise affect the right of a party hereto to recover damages (including, without limitation, if deemed appropriate by a court of competent jurisdiction, lost profits from failure to consummate the transaction contemplated by this Agreement) or exercise any other remedies against a party hereto based upon breach by such party of any representations or warranties contained in this Agreement or any covenant or agreement of such other party under this Agreement.

                                   ARTICLE XI
                                 INDEMNIFICATION

         SECTION 11.1 INDEMNIFICATION OF RECIPIENT.

         (a) BY THE CONTRIBUTORS OR CONTRIBUTOR GROUP. Upon the terms and subject to the conditions of this Article XI, the Contributors (if after the Closing) and the Contributor Group (if prior to the Closing), jointly and severally, shall, to the fullest extent permitted under applicable law, indemnify and hold harmless Recipient, its directors, officers, agents and employees, and all of Recipient's Affiliates, and such Affiliate's directors, officers, agents and employees (collectively, the "RECIPIENT GROUP") from and against any and all demands, claims, actions, causes of actions, assessments, losses, damages, liabilities, costs and expenses, including but not limited to, interest, penalties, costs of defense and reasonable attorney's fees and expenses (collectively "CLAIMS"), asserted against, resulting to, imposed upon or incurred by any member of the Recipient Group, directly or indirectly, by reason of, relating to or resulting from:

               (i) the inaccuracy of any representation or warranty, or the breach of any covenant or agreement, made by Contributors, Holdings or Subsidiary herein, in either of the Consulting and Assignment Agreements, in either of the Rights Agreements, in the Research Funding Agreement, or in any other document or agreement contemplated in any such document or agreement, or as reaffirmed in any certificate delivered at the Closing with respect thereto or any facts or circumstances constituting such a breach; and

               (ii) the ownership or operation of Holdings and/or Subsidiary prior to the Closing; and

               (iii) any amounts paid to any directors, employees, agents or representatives of Holdings or Subsidiary as indemnification payments pursuant to the STATUTS or any contract or contracts with any party hereto or with third parties; and

               (iv) the amount or sufficiency of any consideration paid to any or all of the Other Holdings Shareholders pursuant to any Other Holdings Shareholder Stock Contribution Agreement(s) or any or all of the Other Subsidiary Shareholders pursuant to any Other Subsidiary Shareholder Stock Contribution Agreement(s); and

               (v)   the Aventis Stock Contribution Agreement; and

               (vi) that certain CONTRAT DE LOCATION dated November 22, 1994 between SOCIETE CIVILE IMMOBILIERE R.A.G. and Genopoietic, SARL.

         (b) BY PROF. KLATZMANN. Upon the terms and subject to the conditions of this Article XI, Prof. Klatzmann shall, to the fullest extent permitted under applicable law, indemnify and hold harmless the Recipient Group from and against any and all Claims asserted against, resulting to, imposed upon or incurred by any member of the Recipient Group, directly or indirectly, by reason of, relating to or resulting from Prof. Klatzmann's relationship with Progenics or resulting from or arising under the Consulting Agreement.

         SECTION 11.2 INDEMNIFICATION OF CONTRIBUTORS. Upon the terms and subject to the conditions of this Article XI, the Recipient hereby agrees to indemnify, defend and hold harmless the Contributors from and against all Claims asserted against, resulting to, imposed upon or incurred by Contributors, directly or indirectly, by reason of, relating to or resulting from a breach of any agreement, covenant, representation or warranty of the Recipient contained in this Agreement or any facts or circumstances constituting such a breach or by reason of the ownership or operation of Holdings and/or Subsidiary after the Closing.

         SECTION 11.3  PROCEDURE.

         (a) Whenever any Claim arises for which indemnification is sought hereunder, the party seeking indemnification (the "INDEMNIFIED PARTY") shall promptly notify each party from whom indemnification is due (the "INDEMNIFYING PARTY") of the Claim and, when known, the facts constituting the basis for such Claim. In the event any party seeks indemnification hereunder resulting from or in connection with any Claim or legal proceedings by a third person, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom.

         (b) In connection with any Claim giving rise to indemnity hereunder, the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such Claim or legal proceeding with counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense, and the Indemnifying Party shall not settle or compromise such action without the prior written consent of the Indemnified Party. If the Indemnifying Party does not assume the defense of any such Claim or litigation resulting therefrom within twenty (20) days after notice of such Claim is given, (i) the Indemnified Party may defend against such Claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such Claim or litigation on such terms as the Indemnified Party may deem appropriate, and (ii) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

         (c) The parties acknowledge that, although a tax examination or audit does not necessarily constitute a Claim, such examination or audit may give rise to a Claim. Accordingly, it is agreed that any party hereto receiving notice of an examination or audit of any Tax Return, which Tax Return relates in whole or in part to the period prior to the Closing, shall give notice thereof to the others within ten (10) Business Days after receipt of such notice.

         (d) If any amount owed to Recipient pursuant to this Article XI is not paid in full by the Contributors in immediately available funds within thirty (30) days after such amount becomes due and payable under this Article XI (the "OUTSTANDING BALANCE"), then Recipient shall have the right, to be exercised by Recipient in Recipient's sole discretion, to take possession and ownership of and title to and/or to cancel such number of shares (or fractions thereof, or certificates representing such shares or fractions thereof) of AVAX Stock that would otherwise be payable to either or both of the Contributors pursuant to Sections 1.2(a) and 1.2(d) of this Agreement as is equal to the Outstanding Balance divided by the fair market value of the common stock of Recipient traded on the NASDAQ Small Cap Market (or such other national market on which the AVAX Stock may be publicly traded) at the time of the expiration of such thirty (30) day period (the "OFFSET SHARES") (a "RIGHT OF OFFSET"); provided, however, that Recipient complies with the procedures set forth below. For purposes of enabling Recipient to exercise its Right of Offset, the Contributors, jointly and severally, hereby grant to the President, Chief Executive Officer and Chief Financial Officer of Recipient such Contributors' irrevocable powers of attorney to endorse and/or transfer any and all stock certificates representing the Offset Shares, to cancel any and all stock certificates representing such Offset Shares and to take any and all such other action as is necessary or desirable, in such officer's reasonable discretion, to enable Recipient to exercise a Right of Offset and to vest all right, title and interest in and to such Offset Shares in Recipient. In the event Recipient exercises a Right of Offset, neither Contributor shall have any further right, title or interest in or to the Offset Shares. If Recipient believes that it is entitled to indemnity hereunder and desires to exercise its Right of Offset pursuant to this Section 11.3(d), Recipient shall submit to the Contributors and the Escrow Agent prior written notice of Recipient's intent to exercise its Right of Offset (an "OFFSET NOTICE"), including a reasonably detailed statement of the factual basis for such Claim. If the Contributors do not deliver a written objection to such claim to Recipient and the Escrow Agent within thirty (30) days after the delivery of such Offset Notice, stating in reasonable detail the factual basis for such objection, then all right, title and interest that either or both Contributors might otherwise have had in or to the Offset Shares shall terminate and be of no force or effect, the Escrow Agent shall immediately transfer and deliver the Offset Shares to Recipient and Recipient shall be entitled to transfer, retain, dispose, cancel or otherwise exercise any and all rights with respect to the Offset Shares. If the Contributors do object in writing to such Claim within such thirty (30) day period, stating in reasonable detail the factual basis for such objection, then either or both of the parties may submit this dispute for judicial resolution. The Escrow Agent shall retain the Offset Shares pending final judicial resolution of the dispute. The exercise of the Right of Offset by Recipient in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under this Agreement, any Consulting and Assignment Agreement, the Escrow Agreement, any agreement for Rights, or otherwise, nor will the exercise of or the failure to exercise such Right of Offset constitute an election of remedies or limit Recipient in any manner in the enforcement of other remedies that may be available to it.

         (e) In no event shall each of the Contributors' aggregate obligation to indemnify Recipient for Claims hereunder, under each such Contributor's Consulting and Assignment Agreement, under the Escrow Agreement or each such Contributor's Rights Agreement, as a result of either or both of the Contributor's ordinary negligence, exceed the lesser of (i) Two Million Five Hundred Thousand United States Dollars (US $2,500,000) or (ii) the fair market value (as calculated as of the date any such indemnification obligation arises) of all shares of AVAX Stock received by or held in escrow for such Contributor at any time (both before and after the date any Claim arises) pursuant to (A) this Agreement; (B) such Contributor's Rights Agreement; (C) the Escrow Agreement; and (D) any other agreement contemplated by this Agreement, the Escrow Agreement or such Rights Agreement, including, but not limited to, all shares of AVAX Stock issued as a result of the achievement of any Milestone. Nothing herein shall be deemed to limit in any way the Contributors' indemnification obligations relating to either or both Contributor's gross negligence or intentional misconduct.

         (f) No indemnification shall be required to be made by any party with respect to any Claim for indemnity, which, when aggregated with any similar Claims is less than Two Hundred Thousand United States Dollars (US $200,000), at which point indemnity may be validly sought for the entire amount of any and all Claims allowed hereunder, including without limitation, the initial Two Hundred Thousand United States Dollars (US $200,000).

         (g) Each of the parties agrees that to the extent another party indemnifies it from any Claim, the Indemnified Party shall assign its rights to such Claim to the Indemnifying Party to the extent of any amounts actually received by the Indemnified Party from the Indemnifying Party.

         (h) In the event the Consulting Period (as defined in each Consulting and Assignment Agreement) of either Contributor is terminated during the initial three (3) years of such Consultant's Consulting and Assignment Agreement pursuant to Sections 7.01(c), 7.01(e) or 7.01(f) thereof, then any and all Escrow Stock Consideration and Escrow Intellectual Property Stock Consideration otherwise payable or deliverable (or which would or might otherwise become payable or deliverable at some later date) to such Contributor shall be paid and delivered to AVAX upon such termination and shall thereupon become the sole and exclusive property of AVAX and neither of the Contributors shall have any right, title or interest in or to such Escrow Stock Consideration or Escrow Intellectual Property Stock Consideration.

                                   ARTICLE XII
                                   DEFINITIONS

         SECTION 12.1 AFFILIATE OR AFFILIATES. "Affiliate" or "Affiliates" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person.

         SECTION 12.2 BUSINESS DAY. "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of Missouri are authorized or obligated by law or executive order to close.

         SECTION 12.3 ENVIRONMENTAL LAWS. "Environmental Laws" means all laws, statutes, ordinances, rules, regulations, principles of law, common law, orders, decrees, judgments and injunctions relating to pollution, the environment, natural resources, nuclear power production or Hazardous Substances.

         SECTION 12.4 ENVIRONMENTAL PERMITS. "Environmental Permits" means all permits, approvals, identification numbers, licenses, registrations and other authorizations required under any applicable Environmental Law.

         SECTION 12.5 EUROPEAN UNION LAW. "European Union Law" means all laws, statutes, ordinances, rules, regulations, principles of law, common law, orders, decrees, judgments and injunctions promulgated, issued, codified or enacted under the authority of the European Union.

         SECTION 12.6 EXCHANGE ACT. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         SECTION 12.7 FRENCH LAW. "French Law" means all laws, statutes, ordinances, rules, regulations, principles of law, common law, orders, decrees, judgments and injunctions promulgated, issued, codified or enacted by any governmental authority in the Country of France.

         SECTION 12.8 HAZARDOUS SUBSTANCES. "Hazardous Substances" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, nuclear substance or waste, radioactive substance or waste, petroleum and petroleum-derived substance or waste, with respect to any of such items to the extent regulated under, or defined by, any Environmental Laws.

         SECTION 12.9 INTELLECTUAL PROPERTY. "Intellectual Property" means all
(i) inventions (whether patentable or unpatentable and whether or not reduced to practice), proprietary ideas, designs, improvement and French and foreign (non-French) patents and patent applications and design registrations and applications, together with any and all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations relating thereto, (ii) trademarks, service marks, trade dress, logos, appellations of origin, trade names, domain names and corporate names, and all goodwill associated therewith, and French and foreign mark registrations and applications for registration, (iii) copyrightable works, translations, adaptations, derivations, and combinations thereof, and all copyright registrations and registration applications relating thereto, (iv) mask works and all applications, registrations and renewals relating thereto, (v) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) proprietary organisms, cell or virus lines, proteins (including antibodies), genes (including sequence information) and chemicals, (vii) in vitro and in vivo preclinical and clinical, and analytical and laboratory trials and tests developed for regulatory filings for, or to support manufacturing of, products; and (viii) all other creative works and measures of protection thereof (by way of the common law, statute or otherwise) and proprietary, personal and moral rights, including but not limited to rights of publicity, rights of privacy, and neighboring rights.

         SECTION 12.10 LIEN. "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim or liability of any kind in respect of such property or asset other than (i) liens arising by operation of law and in the ordinary course of business, such as mechanics', carriers' or materialmen's liens (none of which would materially impair or interfere with the use or operation of such property or asset); (ii) liens for Taxes which are not delinquent and for which adequate provision is made on the December 31, 1999 Balance Sheet; and (iii) liens which secure indebtedness for borrowed money reflected on the December 31, 1999 Balance Sheet. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         SECTION 12.11 MATERIAL ADVERSE EFFECT. "Material Adverse Effect" means any changes or effects that either individually, or in the aggregate, (i) materially and adversely impacts the business, operations, prospects, condition (financial or otherwise) or results of operations of AVAX, Holdings or Subsidiary, as appropriate, each taken as a whole, or (ii) is materially adverse to (A) the validity or enforceability of this Agreement or (B) the ability of AVAX or the Contributors, as appropriate, to execute and deliver this Agreement or to perform their respective obligations under this Agreement.

         SECTION 12.12 PERSON. "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         SECTION 12.13 RESOLUTION OF THE INTELLECTUAL PROPERTY ISSUE. "Resolution of the Intellectual Property Issue" means obtaining for Recipient the freedom of operation--as conducive for the achievement of Milestone projects of Exhibit K (including Milestone projects that are identified on execution of this Agreement and projects that may be the subject of Milestone reallocation, which could involve, without limitation, the making, using, selling, offering for sale, or importing of genetically transformed cells--including chondrocytes, tenocytes, lymphocytes, or other cell types--or tissues containing such genetically transformed cells) or as otherwise reasonably necessary for the accomplishment of objectives related to, or contemplated by, this Agreement--with respect to, and all rights to practice under (i.e., to make, use, sell, offer for sale, and import), U.S. Pat. No. 5,399,346 (Anderson ET AL.), U.S. Pat. No. 5,888,502 (Guber ET AL.), U.S. Pat. No. 5,925,345 (Blaese ET
AL.), U.S. Pat. No. 5,997,859 (Barber ET AL.), and any and all counterpart non-U.S. patents of these four U.S. patents in the countries and territories to which such Milestones pertain, all on terms and conditions reasonably acceptable to Recipient, and, by December 31, 2000, obtaining for Recipient sole and exclusive ownership of all rights to Patent Asset # 16 of Exhibit J of this Agreement (priority application entitled "Compositions of Chondrocytes, Preparation and Utilization") and the inventions disclosed in said application, additions in France (i.e. divisionals), foreign extensions (i.e. counterpart applications filed for patent protection outside of France), and any foreign additions (i.e. divisionals, continuations, continuations-in-part, etc.) of these foreign extensions in the countries and territories to which such Milestones pertain, all on terms and conditions reasonably acceptable to Recipient, and, in other countries and territories, to use best efforts to obtain for Recipient sole and exclusive ownership of all rights to Patent Asset #16 of Appendix J of this Agreement, all on terms and conditions reasonably acceptable to Recipient.

         SECTION 12.14 RIGHTS. "Rights" means Rights as defined in the form of Rights Agreement attached hereto as EXHIBIT G.

         SECTION 12.15 SEC. "SEC" means the U.S. Securities and Exchange Commission.

         SECTION 12.16 TAXES. "Taxes" means all taxes, however denominated, including any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any French, U.S. or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income taxes (including, but not limited to, United States and French income taxes and other income taxes), payroll, employee and other withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, net worth taxes, gross receipts taxes, occupation taxes, value added taxes, real and personal property taxes, stamp taxes, transfer taxes, workers' compensation, and other obligations of the same or of a similar nature whether arising before, on or after the Closing Date.

         SECTION 12.17 TAX RETURNS. "Tax Returns" means all reports, elections, estimates, information statements and returns relating to, or required to be filed in connection with, any Taxes pursuant to the statutes, rules and regulations of any governmental taxing authorities.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         SECTION 13.1 SURVIVAL. All representations, warranties, covenants and agreements made by any party in this Agreement shall survive the Closing and any investigation at any time made by or on behalf of any party hereto for a period of thirty-six (36) months after the earlier of (i) the Closing Date or (ii) the termination of this Agreement; provided, however, that the Contributors' obligations with respect to Section 11.1(a)(vi) above shall survive until expiration of the applicable statute of limitations. Nothing contained in this
Section 13.1 shall limit any covenant or agreement of the parties hereto which by its terms requires performance after the Closing. The obligation of each of the parties to indemnify and hold harmless the other parties shall not terminate with respect to any item as to which the Person to be indemnified shall have, before the expiration of the applicable statute of limitations, previously made a claim by delivering a notice pursuant hereto to the party to be providing the indemnity. Notwithstanding anything contained herein to the contrary, the Contributors' representations, warranties, covenants and agreements shall remain in effect with respect to (i) any and all Claims by the French tax or social security authorities until the expiration of the statute of limitation periods applicable to any such Claims, increased by thirty (30) days, (ii) any other Claims related to the matters covered by Section 4.13 above until the expiration of the statute of limitation periods applicable to any such Claims, increased by thirty (30) days, and (iii) any and all Claims by Aventis against Recipient by reason of, relating to or resulting from the Aventis Stock Contribution Agreement until such time as Aventis no longer has such a Claim, increased by thirty (30) days. The Contributors' representations and warranties shall survive in case of transformation of Holdings or Subsidiary into any other form of company or in case Holdings or Subsidiary is subject to merger, spin-off or any other reorganization.

         SECTION 13.2 NOTICES. All notices, requests, claims, demands or other communications required or permitted by this Agreement or any instrument provided for herein to be given or made by the parties shall be in writing (including, without limitation, by telecopy) and shall be deemed delivered if delivered in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties:


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

                     If to Recipient:

                     AVAX Technologies, Inc.
                     Attention:  Dave Tousley
                     4520 Main Street, Suite 930
                     Kansas City, Missouri 64111  USA

                     with a copy to:

                     Shook, Hardy & Bacon L.L.P.
                     Attention:  Kevin R. Sweeney, Esq.
                     1010 Grand Boulevard, Suite 500
                     Kansas City, Missouri 64106-2220  USA

                     If to Holdings, Subsidiary or the
                     Contributors prior to the
                     Closing Date:

                     GPH, S.A.
                     22 rue Esquirol
                     75013 Paris, France

                     Genopoietic, S.A.
                     22 rue Esquirol
                     75013 Paris, France

                     Professor David Klatzmann
                     11, rue de Tage
                     75013 Paris, France

                     Professor Jean Loup Salzmann
                     70, rue Claude Bernard
                     75005 Paris, France

                     with a copy to:

                     Laurent Chambaz, Esq.
                     47, rue de Monceau
                     75008 Paris, France

                     If to the Contributors
                     after the Closing Date:

                     Professor David Klatzmann
                     11, rue de Tage
                     75013 Paris, France

                     Professor Jean Loup Salzmann
                     70, rue Claude Bernard
                     75005 Paris, France

                     with a copy to:

                     Laurent Chambaz, Esq.
                     47, rue de Monceau
                     75008 Paris, France

               Any of the respective parties may, however, designate in writing such new or other addresses or telecopy numbers to which such notice shall thereafter be mailed or telecopied. Any notice or demand given in accordance with this section shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

         SECTION 13.3 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, personal representatives, executors, administrators and trustees. No party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto. Notwithstanding the preceding sentence, however, Recipient may assign all or any part of its rights, interests or obligations hereunder to any Affiliate of Recipient without the prior written consent of any other party; provided that such assignment shall not release Recipient from, or in any manner limit, Recipient's obligations hereunder.

         SECTION 13.4 GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of Missouri, United States of America, without giving effect to the choice of law provisions of such State.

         SECTION 13.5 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 13.6 PUBLICITY. Contributors, Holdings, Subsidiary and Recipient each agree that press releases and other announcements or disclosure with respect to the transactions contemplated by this Agreement shall be subject to mutual agreement to the maximum extent feasible consistent with the parties' respective legal obligations; provided that Recipient may issue such press releases as it deems appropriate which accurately describe the transactions contemplated hereby.

         SECTION 13.7 ENTIRE AGREEMENT. This Agreement, the Other Holdings Shareholder Stock Contribution Agreements, the Other Subsidiary Shareholder Stock Contribution Agreements, the Aventis

Stock Contribution Agreement, the Research Funding Agreement, the Consulting and Assignment Agreements and the Rights Agreements, including the Schedules and Exhibits attached hereto or thereto and all recitals contained herein or therein, which are all hereby expressly incorporated herein by reference, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto.

         SECTION 13.8 MODIFICATIONS, AMENDMENTS AND WAIVERS. Except as expressly provided otherwise in Article VIII and Article IX, at any time prior to the Closing Date, the parties hereto may, by written agreement signed by the parties
(A) extend the time for the performance of any of the obligations or other acts of the parties hereto, (B) waive any inaccuracies in the representations and warranties contained in this Agreement or in any schedule or document delivered pursuant hereto and/or (C) waive compliance with any of the covenants or agreements contained in this Agreement. At any time prior to the Closing Date, if authorized by their respective Boards of Directors, the parties hereto may, by written agreement, amend or supplement any of the provisions of this Agreement. Any written instrument or agreement referred to in this Section 13.8, if executed prior to the Closing, shall be validly and sufficiently authorized for the purposes of this Agreement if signed, on behalf of Contributors, Holdings, Subsidiary and Recipient, by persons authorized to sign this Agreement. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law; provided, however, that in no event shall any party hereto be required to make the other party completely whole under two (2) different legal theories of recovery.

         SECTION 13.9 HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 13.10 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be treated as a reduction to the Contribution Consideration. Holdings or Subsidiary will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

         SECTION 13.11 JURISDICTION. The parties acknowledge that this Agreement was drafted, negotiated and executed in large part in Kansas City, Missouri, United State of America. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Western District of Missouri or in any Missouri State Court sitting in Kansas City, Missouri, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.2 shall be deemed effective service of process on such party.

         SECTION 13.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 13.13 INTERPRETATION. In the event any portion of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in whole or in part, the remaining provisions shall not be affected thereby and shall continue to be valid and enforceable. If, for any reason, a court finds that any provision of this Agreement is invalid, illegal or unenforceable as written, but by limiting such provision it would become valid, legal and enforceable, then such provision shall be deemed to be written, construed and enforced as so limited. Words and phrases herein shall be construed as in the singular or plural number, and as masculine, feminine or neuter gender, according to the context. Nothing contained in this Agreement and no action taken by the parties pursuant hereto shall be deemed to constitute a partnership, an association, a joint venture or other entity between the parties.

               IN WITNESS WHEREOF, the Contributors, Holdings, Subsidiary and Recipient have caused this Agreement to be executed by their respective duly authorized legal representatives as of the date first above written.


AVAX TECHNOLOGIES, INC., a Delaware
Corporation ("AVAX")

By:
   ---------------------------------------------
Name:  Jeffrey M. Jonas, M.D.
Title: President and Chief Executive Officer
Date:
     -------------------------------------------


GPH, S.A., a French SOCIETE
ANONYME ("Holdings")

By:
   ---------------------------------------
Name:  Charles Salzmann
Title: President Directeur General
Date:
     ---------------------------------------


GENOPOIETIC, S.A., a French SOCIETE
ANONYME ("Subsidiary")

By:
   ---------------------------------------
Name:  Charles Salzmann
Title: President Directeur General
Date:
     ---------------------------------------


------------------------------------
PROF. JEAN-LOUP SALZMANN, an individual
and resident of Paris, France


------------------------------------
PROF. DAVID ROBERT KLATZMANN, an individual and resident of Paris, France